                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 38 TO

                      REGISTRATION STATEMENT NUMBER 2-95577

                     Ameriprise Flexible Savings Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         AMERIPRISE CERTIFICATE COMPANY
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      6725
            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
                      (I.R.S. Employer Identification No.)

     70100 Ameriprise Financial Center, Minneapolis, MN 55474 (612) 671-3131 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              Scott R. Plummer - 5228 Ameriprise Financial Center,
                      Minneapolis, MN 55474, (612) 671-1947
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             AMERIPRISE CERTIFICATES
                            PROSPECTUS APRIL 29, 2009




AMERIPRISE FLEXIBLE   You may:
SAVINGS CERTIFICATE   -  Purchase this certificate in any amount
EARN COMPETITIVE         from $1,000 through $1 million.
RATES GUARANTEED      -  Select a term of six, 7, 12, 13, 18,
BY AMERIPRISE            24, 30 or 36 months.
CERTIFICATE COMPANY   -  Invest in successive terms up to a
FOR THE TERM YOU         total of 20 years from the issue date
CHOOSE.                  of the certificate.
                      -  Purchases through some distribution
                         channels and recipients of promotional
                         coupons may be eligible for special
                         rates. See "Initial Interest Rates for
                         Ameriprise Flexible Savings
                         Certificate" as well as "Rates for New
                         Purchases" under "About the
                         Certificate."
----------------------------------------------------------------
AMERIPRISE STOCK      You may:
MARKET CERTIFICATE    -  Purchase this certificate in any amount
POTENTIAL FOR STOCK      from $1,000 through $1 million.
MARKET GROWTH WITH    -  Participate in any increase of the
SAFETY OF PRINCIPAL.     stock market based on the S&P 500 Index
                         while protecting your principal, up to
                         a maximum return between 4% and 5%, for
                         a 52-week term.
                      -  Decide whether to choose a partial
                         participation term in order to
                         guarantee part of your return or
                         whether to link all of your return to
                         the market.
                      -  Keep your certificate for up to 14
                         successive terms.
                      -  Purchasers of these certificates or
                         other similar certificates through some
                         distribution channels may be eligible
                         for special rates. See "Initial
                         Interest and Participation Rates for
                         Ameriprise Stock Market Certificate,"
                         as well as "Maximum Return" in
                         "Interest" under "About the
                         Certificate."
----------------------------------------------------------------
AMERIPRISE MARKET     You may:
STRATEGY CERTIFICATE  -  Purchase this certificate in any amount
POTENTIAL FOR STOCK      from $1,000 through $1 million.
MARKET GROWTH WITH    -  Allocate your money to a fixed-interest
SAFETY OF PRINCIPAL.     subaccount. You must make periodic
                         investments from this subaccount to
                         participation terms.
                      -  Participate through participation terms
                         in any increase of the stock market
                         based on the S&P 500 Index while
                         protecting your principal, up to a
                         maximum return between 4% and 5%, for a
                         52-week term.
                      -  Decide whether to choose a partial
                         participation term in order to
                         guarantee part of your return or
                         whether to link all of your return to
                         the market.
                      -  Keep your certificate for up to 20
                         years from its issue date.
----------------------------------------------------------------
AMERIPRISE            You may:
INSTALLMENT           -  Purchase this certificate with monthly
CERTIFICATE              investments in any amount from $50
                         through $5,000.
                      -  Earn a fixed rate of interest declared
                         every three months.
                      -  Keep your certificate for up to 10
                         years from its issue date.
----------------------------------------------------------------




LIKE ALL INVESTMENT COMPANIES, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Ameriprise Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

Ameriprise Certificates are backed solely by the assets of Ameriprise Certificate Company. For Ameriprise Market Strategy Certificate and Ameriprise Stock Market Certificate to the extent your product interest is linked to the S&P 500 Index, you might earn no interest. See "Risk Factors."

THE DISTRIBUTOR is not required to sell any specific amount of certificates.

ISSUER: Ameriprise Certificate Company, 70100 Ameriprise Financial Center, Minneapolis, MN 55474, (800) 862-7919 (toll free)

DISTRIBUTOR: Ameriprise Financial Services, Inc.

INITIAL INTEREST RATES FOR AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE


Ameriprise Certificate Company (ACC) guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of Treasury Yield Curve Rates, which are commonly referred to as "Constant Maturity Treasury" rates or CMTs and are published by the U.S. Department of the Treasury. See "About the Certificate" for more explanation.



Here are the interest rates in effect on April 29, 2009:



TERM                   INTEREST RATE*               EFFECTIVE ANNUALIZED YIELD**
 6 month
 7 month
 12 month
 13 month
 18 month
 24 month
 30 month
 36 month



 * These are the rates for investments under $100,000 except for the 13-month term, which may require a minimum investment of $1 million. The 7-month term may require a minimum investment of $10,000. Rates may depend on the factors described in "Rates for New Purchases" and "Promotions and Pricing Flexibility" under "About the Certificate."

** Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of ACC and may also differ from the rates shown here. Recipients of promotional coupons may be eligible for special rates. See "Rates for New Purchases" under "About the Certificate" for more explanation.



2p     AMERIPRISE CERTIFICATES -- PROSPECTUS

INITIAL INTEREST AND PARTICIPATION RATES FOR AMERIPRISE STOCK MARKET CERTIFICATE

ACC guarantees your principal. The interest on your certificate is linked to stock market performance as measured by the S&P 500 Index. See "About the Certificate" for more explanation.


Here are the interest rates and market participation percentages in effect for sales on April 29, 2009:


MAXIMUM RETURN     MARKET PARTICIPATION PERCENTAGE               MINIMUM INTEREST
 5%                              100% (full)                           None
 5%                               25% (partial)                          1%


These rates may or may not have changed when you apply to purchase your certificate. For your first term, your maximum return will be within the range of 4% to 5%, and your minimum guaranteed interest rate on partial participation will be within the range of 0% to 1%. However, if you have received a special promotional rate and comply with the requirements as described in "Maximum return" in "Interest" under "About the Certificate," then your maximum return for your first term will be within the range 5% to 6%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here.

ACC may offer different rates, maximum returns, market participation percentages and minimum interest rates for different distribution channels or in other circumstances. For more information call (800) 862-7919 and see "Promotions and Pricing Flexibility" under "About the Certificates."



                                    AMERIPRISE CERTIFICATES -- PROSPECTUS     3p

INITIAL INTEREST AND PARTICIPATION RATES FOR AMERIPRISE MARKET STRATEGY CERTIFICATE

ACC guarantees your principal. The interest on your certificate may be fixed or may be linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Index (S&P 500 Index). See "About the Certificate" for more explanation.


Here are the interest rates and market participation percentages in effect for sales on April 29, 2009:



FIXED INTEREST: CURRENTLY   % PARTICIPATION TERMS:


MAXIMUM RETURN     MARKET PARTICIPATION PERCENTAGE               MINIMUM INTEREST
 5%                              100% (full)                           None
 5%                               25% (partial)                          1%



These rates may or may not have changed when you apply to purchase your certificate. If you choose fixed interest, ACC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the rate published for 6-month Treasury Yield Curve Rates, which are commonly referred to as "Constant Maturity Treasury" rates or CMTs and are published by the U.S. Department of the Treasury. See "About the Certificate" for more explanation. For your first term, your maximum return will be within the range of 4% to 5%, and your minimum guaranteed interest rate on partial participation will be within the range of 0% to 1%. Rates for future terms are set at the discretion of ACC and may differ from the rates shown here.




4p     AMERIPRISE CERTIFICATES -- PROSPECTUS

INITIAL INTEREST RATES FOR AMERIPRISE INSTALLMENT CERTIFICATE


ACC offers a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be a fixed rate of 0.25%. The effective annualized yield assuming monthly compounding is 0.25%. This rate is set at the discretion of ACC and is effective until further notice. Rates for subsequent three month terms are set at the discretion of ACC and may differ from the rates shown here. See "About the Certificate" for more explanation.



The fixed interest rate of 0.25% may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of ACC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.


RISK FACTORS

You should consider the following when investing in Ameriprise Certificates:

These certificates are backed solely by the assets of ACC. Most of our assets are debt securities and are subject to the following risks:

INTEREST RATE RISK: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

CREDIT RISK: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

To the extent you link your interest to the S&P 500 Index when you invest in AMERIPRISE MARKET STRATEGY CERTIFICATE and AMERIPRISE STOCK MARKET CERTIFICATE, you might earn no interest. If you choose to link all of your returns on these certificates to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the Certificate."


MARKET RISK. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably.




                                    AMERIPRISE CERTIFICATES -- PROSPECTUS     5p

AMERIPRISE CERTIFICATE COMPANY AND AMERIPRISE FINANCIAL, INC.

Ameriprise Financial, Inc. (Ameriprise Financial) is the parent company of the Ameriprise Certificate Company, the issuer of Ameriprise Certificates.

Ameriprise Financial and its subsidiaries provide a variety of services to Ameriprise Certificate Company:

------------------------------------------------------------------
  COMPANY NAME                    SERVICES
------------------------------------------------------------------
 RiverSource Investments, LLC     Investment Management Services
 (RiverSource Investments)
------------------------------------------------------------------
 Ameriprise Financial, Inc.       Administrative Services
 (Ameriprise Financial)
------------------------------------------------------------------
 Ameriprise Financial Services,   Distribution Services
 Inc.
 (Ameriprise Financial
 Services)
------------------------------------------------------------------
 RiverSource Service              Transfer Agent Services
 Corporation
------------------------------------------------------------------
 Ameriprise Trust Company         Custodian Services
------------------------------------------------------------------





6p     AMERIPRISE CERTIFICATES -- PROSPECTUS

TABLE OF CONTENTS



INITIAL INTEREST RATES FOR AMERIPRISE FLEXIBLE SAVINGS
  CERTIFICATE..........................................   2P
INITIAL INTEREST AND PARTICIPATION RATES FOR AMERIPRISE
  STOCK MARKET CERTIFICATE.............................   3P
INITIAL INTEREST AND PARTICIPATION RATES FOR AMERIPRISE
  MARKET STRATEGY CERTIFICATE..........................   4P
INITIAL INTEREST RATES FOR AMERIPRISE INSTALLMENT
  CERTIFICATE..........................................   5P
RISK FACTORS...........................................   5P
AMERIPRISE CERTIFICATE COMPANY AND AMERIPRISE
  FINANCIAL, INC.......................................   6P
AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE................   10P
  ABOUT THE CERTIFICATE................................   10P
  Read and Keep This Prospectus........................   10p
  Investment Amounts and Terms.........................   10p
  Face Amount and Principal............................   10p
  Value at Maturity....................................   11p
  Receiving Cash During the Term.......................   11p
  Interest.............................................   11p
  Rates for New Purchases..............................   12p
  Promotions and Pricing Flexibility...................   17p
  HOW TO INVEST AND WITHDRAW FUNDS.....................   18P
  Buying Your Certificate..............................   18p
  Additional Investments...............................   18p
  How to Make Investments..............................   19p
  Full and Partial Withdrawals.........................   20p
  When Your Certificate Term Ends......................   23p
  Transfers to Other Accounts..........................   23p
  How to Request a Withdrawal or Transfer..............   24p
  How to Receive Payment When
     You Withdraw Funds................................   24p
AMERIPRISE STOCK MARKET CERTIFICATE....................   26P
  ABOUT THE CERTIFICATE................................   26P
  Read and Keep This Prospectus........................   26p
  Investment Amounts...................................   26p
  Face Amount and Principal............................   26p
  Certificate Term.....................................   27p
  Value at Maturity....................................   27p
  Receiving Cash During the Term.......................   27p
  Interest.............................................   27p
  Promotions and Pricing Flexibility...................   30p
  Historical Data on the S&P 500 Index.................   31p
  Calculation of Return................................   33p
  About the S&P 500 Index..............................   36p
  Opportunities at the End of a Term...................   37p




                                    AMERIPRISE CERTIFICATES -- PROSPECTUS     7p

  HOW TO INVEST AND WITHDRAW FUNDS.....................   38P
  Buying Your Certificate..............................   38p
  How to Make Investments..............................   39p
  Full and Partial Withdrawals.........................   40p
  Transfers to Other Accounts..........................   41p
  How to Request a Withdrawal or Transfer..............   42p
  How to Receive Payment When You Withdraw Funds.......   42p
AMERIPRISE MARKET STRATEGY CERTIFICATE.................   44P
  ABOUT THE CERTIFICATE................................   44P
  Read and Keep This Prospectus........................   44p
  Investment Amounts...................................   44p
  Face Amount and Principal............................   45p
  Participation Term...................................   45p
  Value at Maturity....................................   45p
  Receiving Cash During the Term.......................   46p
  Interest.............................................   46p
  Promotions and Pricing Flexibility...................   52p
  Historical Data on the S&P 500 Index.................   52p
  Calculation of Return................................   56p
  About the S&P 500 Index..............................   59p
  Opportunities at the End of a Participation Term.....   60p
  HOW TO INVEST AND WITHDRAW FUNDS.....................   61P
  Buying Your Certificate..............................   61p
  How to Make Investments..............................   62p
  Full and Partial Withdrawals.........................   63p
  Transfers to Other Accounts..........................   65p
  How to Request a Withdrawal or Transfer..............   65p
  How to Receive Payment When You Withdraw Funds.......   66p
AMERIPRISE INSTALLMENT CERTIFICATE.....................   67P
  ABOUT THE CERTIFICATE................................   67P
  Read and Keep This Prospectus........................   67p
  Investment Amounts...................................   67p
  Face Amount and Principal............................   67p
  Value at Maturity....................................   67p
  Receiving Cash During the Term.......................   68p
  Interest.............................................   68p
  Rates for New Purchases..............................   68p
  Promotions and Pricing Flexibility...................   69p




8p     AMERIPRISE CERTIFICATES -- PROSPECTUS

  HOW TO INVEST AND WITHDRAW FUNDS.....................   69P
  Buying Your Certificate..............................   69p
  How to Make Monthly Investments......................   70p
  Full and Partial Withdrawals.........................   70p
  Transfers to Other Accounts..........................   72p
  How to Request a Withdrawal or Transfer..............   72p
  How to Receive Payment When You Withdraw Funds.......   73p
GENERAL INFORMATION....................................   75P
  Retirement Plans: Special Policies...................   75p
  Withdrawal at Death for Ameriprise Flexible Savings
     Certificate and Ameriprise Installment
     Certificate.......................................   75p
  Transfer of Ownership................................   76p
  For More Information.................................   76p
  TAXES ON YOUR EARNINGS...............................   76P
  Retirement Accounts..................................   77p
  Your TIN and Backup Withholding......................   77p
  HOW YOUR MONEY IS USED AND PROTECTED.................   78P
  Invested and Guaranteed by ACC.......................   78p
  Regulated by Government..............................   78p
  Backed by Our Investments............................   79p
  Investment Policies..................................   80p
  GENERAL INFORMATION ON ACC AND HOW IT OPERATES.......   83P
  Relationship Between ACC and Ameriprise Financial,
     Inc...............................................   83p
  Capital Structure and Certificates Issued............   83p
  Service Providers....................................   83p
  Investment Management and Services...................   84p
  Distribution.........................................   85p
  Transfer Agent.......................................   87p
  Custodian............................................   87p
  Directors and Officers...............................   88p
  Independent Registered Public Accounting Firm........   93p
  ADDITIONAL INFORMATION...............................   93P
  APPENDIX.............................................   94P







                                    AMERIPRISE CERTIFICATES -- PROSPECTUS     9p

AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE

ABOUT THE CERTIFICATE

In this prospectus, "we," "us," "our," and "ours" refer to ACC, RiverSource Investments, RiverSource Service Corporation or Ameriprise Financial Services and "you," "your," and "yours" refer to the owner of the Certificate.

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Ameriprise Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Ameriprise Flexible Savings Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

INVESTMENT AMOUNTS AND TERMS

You may purchase the Ameriprise Flexible Savings Certificate in any amount from $1,000, payable in U.S. currency. The 7-month term may require a minimum investment of $10,000 and the 13-month term may require a minimum investment of $1 million. Unless you receive prior approval from ACC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million. If we offer a promotion, we may require a higher initial amount.

After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which ACC will guarantee an interest rate. ACC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days after the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is


10p     AMERIPRISE CERTIFICATES -- PROSPECTUS
the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal    Face amount (initial investment)
  equals
plus         At the end of a term, interest credited to
             your account during the term
minus        Any interest paid to you in cash
plus         Any additional investments
minus        Any withdrawals, fees and applicable penalties
-----------------------------------------------------------


Principal may change during a term as described in "Add-on feature" under "Additional Investments," and "Full and Partial Withdrawals."

For example, assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

       $5,000  Face amount (initial investment)
plus       75  Interest credited to your account
minus      (0) Interest paid to you in cash
plus    2,500  Additional investment
minus      (0) Withdrawals and applicable penalties or fees
--------------------------------------------------------------
       $7,575  Principal at the beginning of the next term
--------------------------------------------------------------


VALUE AT MATURITY

You may continue to invest for successive terms up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Certain other fees may apply as described in "How to Invest and Withdraw Funds."

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

ACC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

- applying the interest rate then in effect to your balance each day,

- adding these daily amounts to get a monthly total, and



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     11p

- subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

IF YOU WITHDRAW DURING A CERTIFICATE MONTH, YOU WILL NOT EARN INTEREST FOR THE MONTH ON THE AMOUNT WITHDRAWN.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone numbers listed on the back cover.

RATES FOR NEW PURCHASES


ACC has complete discretion to determine whether to accept an application and sell a certificate. When your COMPLETED application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. ACC guarantees that when rates for new purchases take effect, the rates will be within a specified range of Treasury Yield Curve Rates, which are commonly referred to as "Constant Maturity Treasury" rates or CMTs and are published by the U.S. Department of the Treasury.


For purchases of certificates for less than $100,000, ACC guarantees that your rate for your initial term will be:


           Within a range from 160 basis points (1.60%)
           above to 260 basis points (2.60%) above the rate
6 months   published for a 6-month CMT rate.
-----------------------------------------------------------
           Within a range from 170 basis points (1.70%)
           above to 270 basis points (2.70%) above the rate
12 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 175 basis points (1.75%)
           above to 275 basis points (2.75%) above the rate
18 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 170 basis points (1.70%)
           above to 270 basis points (2.70%) above the rate
24 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 175 basis points (1.75%)
           above to 275 basis points (2.75%) above the rate
30 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 165 basis points (1.65%)
           above to 265 basis points (2.65%) above the rate
36 months  published for a 36-month CMT rate.
-----------------------------------------------------------






12p     AMERIPRISE CERTIFICATES -- PROSPECTUS

For purchases of certificates for $100,000 or more, ACC guarantees that your rate for your initial term will be:


           Within a range from 180 basis points (1.80%)
           above to 280 basis points (2.80%) above the rate
6 months   published for a 6-month CMT rate.
-----------------------------------------------------------
           Within a range from 185 basis points (1.85%)
           above to 285 basis points (2.85%) above the rate
12 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 190 basis points (1.90%)
           above to 290 basis points (2.90%) above the rate
18 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 185 basis points (1.85%)
           above to 285 basis points (2.85%) above the rate
24 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 190 basis points (1.90%)
           above to 290 basis points (2.90%) above the rate
30 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 180 basis points (1.80%)
           above to 280 basis points (2.80%) above the rate
36 months  published for a 36-month CMT rate.
-----------------------------------------------------------



For persons who have received a special promotional coupon from ACC for purchase of a Flexible Savings Certificate, for purchases of certificates for less than $100,000, ACC guarantees that your rate for your initial term will be:


           Within a range from 210 basis points (2.10%)
           above to 310 basis points (3.10%) above the rate
6 months   published for a 6-month CMT rate.
-----------------------------------------------------------
           Within a range from 220 basis points (2.20%)
           above to 320 basis points (3.20%) above the rate
12 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 225 basis points (2.25%)
           above to 325 basis points (3.25%) above the rate
18 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 220 basis points (2.20%)
           above to 320 basis points (3.20%) above the rate
24 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 225 basis points (2.25%)
           above to 325 basis points (3.25%) above the rate
30 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 215 basis points (2.15%)
           above to 315 basis points (3.15%) above the rate
36 months  published for a 36-month CMT rate.
-----------------------------------------------------------



For persons who have received a special promotional coupon from ACC for purchase of a Flexible Savings Certificate, for purchases of certificates for $100,000 or more, ACC guarantees that your rate for your initial term will be:


           Within a range from 230 basis points (2.30%)
           above to 330 basis points (3.30%) above the rate
6 months   published for a 6-month CMT rate.
-----------------------------------------------------------
           Within a range from 235 basis points (2.35%)
           above to 335 basis points (3.35%) above the rate
12 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 240 basis points (2.40%)
           above to 340 basis points (3.40%) above the rate
18 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 235 basis points (2.35%)
           above to 335 basis points (3.35%) above the rate
24 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 240 basis points (2.40%)
           above to 340 basis points (3.40%) above the rate
30 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 230 basis points (2.30%)
           above to 330 basis points (3.30%) above the rate
36 months  published for a 36-month CMT rate.
-----------------------------------------------------------






                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     13p

For example, the coupon may require that you make a minimum investment and that you are not an existing client of Ameriprise Financial, Ameriprise Financial Services, or another subsidiary of Ameriprise Financial. We will select persons to receive the coupon based on a business strategy to build relationships with persons who work for particular employers, have certain amounts of assets invested with Ameriprise Financial or its affiliates or with new clients in selected market segments who we believe meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations. We also may give such a coupon to active or retired Ameriprise Financial employees, financial advisors of Ameriprise Financial Services, their immediate families and any U.S. employee of any affiliated company of ACC. This promotional rate will only be available if the recipient of the coupon presents it to us at the time of applying to purchase the certificate.

For your initial term, ACC may offer certificates with different terms than those described above, for purchases of certificates for less than $100,000, ACC guarantees that your rate for your initial term will be:


           Within a range from 170 basis points (1.70%)
           above to 270 basis points (2.70%) above the rate
7 months*  published for a 6-month CMT rate.
-----------------------------------------------------------
           Within a range from 220 basis points (2.20%)
           above to 320 basis points (3.20%) above the rate
11 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 225 basis points (2.25%)
           above to 325 basis points (3.25%) above the rate
19 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 220 basis points (2.20%)
           above to 320 basis points (3.20%) above the rate
25 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 225 basis points (2.25%)
           above to 325 basis points (3.25%) above the rate
31 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 215 basis points (2.15%)
           above to 315 basis points (3.15%) above the rate
37 months  published for a 36-month CMT rate.
-----------------------------------------------------------



* See section entitled "Investment Amounts and Terms" about minimum investment requirements.



14p     AMERIPRISE CERTIFICATES -- PROSPECTUS

For your initial term, ACC may offer certificates with different terms than those described above, for purchases of certificates for $100,000 or more, ACC guarantees that your rate for your initial term will be:


           Within a range from 180 basis points (1.80%)
           above to 280 basis points (2.80%) above the rate
7 months*  published for a 6-month CMT rate.
-----------------------------------------------------------
           Within a range from 235 basis points (2.35%)
           above to 335 basis points (3.35%) above the rate
11 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 210 basis points (2.10%)
13         above to 310 basis points (3.10%) above the rate
  months*  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 240 basis points (2.40%)
           above to 340 basis points (3.40%) above the rate
19 months  published for a 12-month CMT rate.
-----------------------------------------------------------
           Within a range from 235 basis points (2.35%)
           above to 335 basis points (3.35%) above the rate
25 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 240 basis points (2.40%)
           above to 340 basis points (3.40%) above the rate
31 months  published for a 24-month CMT rate.
-----------------------------------------------------------
           Within a range from 230 basis points (2.30%)
           above to 330 basis points (3.30%) above the rate
37 months  published for a 36-month CMT rate.
-----------------------------------------------------------



* See section entitled "Investment Amounts and Terms" about minimum investment requirements.

Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to assure that your certificate matures 20 years from its issue date. ACC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who we believe meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. ACC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of Ameriprise Financial or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.


Note: In the case of the 18-month term, because the U.S. Department of the Treasury does not typically publish an 18-month CMT rate, ACC uses a range based on the 12-month CMT rate. Similarly in the case of the 30-month term, because the U.S. Department of the Treasury does not typically publish a 30-month CMT rate, ACC uses a range based on the 24-month CMT rate.




                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     15p

CMTs are yields that are interpolated by the U.S. Department of Treasury (Treasury) from the daily yield curve. This curve, which relates the yield on a security to its time to maturity is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. Each Wednesday we will use the CMTs for establishing the rates starting the following Wednesday. The U.S. Department of the Treasury and the Federal Reserve Bank of New York have no connection with ACC, Ameriprise Financial or any of their affiliates.



Information on current CMTs can be obtained on the Internet at www.ustreas.gov.


Rates for new purchases are reviewed and may change weekly. The rate you receive will be the higher of:

- the rate in effect on the date your COMPLETED application is accepted by us and funds are received; or

- the rate in effect seven days before that date.


Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including CMTs. Nevertheless, we have complete discretion as to what interest rate is declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the CMTs are no longer publicly available or feasible to use, ACC may use another, similar index as a guide for setting rates.




16p     AMERIPRISE CERTIFICATES -- PROSPECTUS

PERFORMANCE: From Feb. 1999 through Feb. 2009, Ameriprise Flexible Savings Certificate one year yields were generally comparable to the yields published for one-year CMTs.




LINE GRAPH TO BE INSERTED


The graph compares past yields and should not be considered a prediction of future performance.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, to Ameriprise Achiever Circle and Achiever Circle Elite clients, or to individuals who have purchased other products or used other services of Ameriprise Financial or its affiliates. Different rates may be offered to Ameriprise Achiever Circle and Achiever Circle Elite clients and may be restricted to initial terms only.

We also may offer different rates based on the amount invested and/or geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for New Purchases."



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     17p

HOW TO INVEST AND WITHDRAW FUNDS

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

IMPORTANT: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

PURCHASE POLICIES

- Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

- You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling us at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

- If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

- ACC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

ADDITIONAL INVESTMENTS

You may make investments within 15 calendar days after the end of a term (the grace period) as well as during the 15 day period following date of purchase. Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and


18p     AMERIPRISE CERTIFICATES -- PROSPECTUS
the 10% withdrawal feature described under "Full and Partial Withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million, unless you receive prior approval from ACC to invest more. You will earn interest on additional investments from the date we accept them. ACC will send a confirmation of additional investments.

If you add to a certificate purchased other than through a financial advisor, you may be given different instructions regarding additional investments.

ADD-ON FEATURE: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's initial principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

HOW TO MAKE INVESTMENTS



 BY MAIL

Send your check, by regular or express mail, along with your name and account number to:
AMERIPRISE FINANCIAL
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474


 BY WIRE

If you have an established account, you may wire money to:
WELLS FARGO BANK MINNESOTA, N.A.
ROUTING NO. 091000019
MINNEAPOLIS, MN
ATTN: DOMESTIC WIRE DEPT.

Give these instructions: Credit Ameriprise Financial Services Account #0000030015 for personal account # (your personal number) for (your


                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     19p

name). Please be sure to include all 10 digits of the Ameriprise Financial Services account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs we incur, will be returned promptly.

- Minimum amount for each wire investment: $1,000.

- Wire orders can be accepted only on days when your bank, Ameriprise Financial and its affiliates and Wells Fargo Bank Minnesota, N.A. are open for business.

- Wire purchases are completed when wired payment is received and we accept the purchase.

- Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

- We are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

- You must pay for any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

- You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

- If you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

- Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

- Full and partial withdrawals of principal are subject to penalties, described below.

- Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

- If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

- You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

- Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

- Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of


20p     AMERIPRISE CERTIFICATES -- PROSPECTUS
  accrued interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month, that is, on an interest crediting date.


- ACC has adopted procedures that allow you, in certain circumstances, at your request, to receive the proceeds of your redemption "in-kind," meaning that you receive securities instead of cash. For more information contact your financial advisor.


PENALTIES FOR EARLY WITHDRAWAL: When you request a full or partial withdrawal, we pay the amount you request:

- first from interest credited during the current term,

- then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

WITHDRAWAL PENALTIES: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

     When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw additional funds from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 -- $5,028).




                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     21p

Total investments                                      $20,000
Interest credited                                        1,600
--------------------------------------------------------------

Total balance                                          $21,600

Requested check                                        $ 5,000
--------------------------------------------------------------

Credited interest withdrawn                             (1,600)
10% of principal -- not subject to penalty              (2,000)
--------------------------------------------------------------

Remaining portion of requested withdrawal -- subject
  to penalty                                           $ 1,400
Withdrawal penalty percent                                  2%
Actual withdrawal penalty                              $    28

Balance prior to withdrawal                            $21,600
Requested withdrawal check                              (5,000)
Withdrawal penalty                                         (28)
--------------------------------------------------------------

Total balance after withdrawal                         $16,572
--------------------------------------------------------------


PENALTY EXCEPTIONS: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

     Assume your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500.

     At any time during the term you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.


The 2% penalty is waived upon death of the certificate owner and for six months after the estate settlement has been processed by ACC. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 70 1/2. During the temporary IRS waiver of minimum required distributions in 2009, we will continue to waive withdrawal penalties on withdrawals for IRA certificates if you are at least age 70 1/2 and if the distribution is calculated consistently with the minimum distribution rules that would have been applied in the absence of the temporary IRS waiver. See "Retirement Plans:
Special Policies."


For more information on withdrawal charges, talk with your financial advisor or call us at the number on the back cover.



22p     AMERIPRISE CERTIFICATES -- PROSPECTUS

WHEN YOUR CERTIFICATE TERM ENDS

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 18, 24, 30 or 36 month) nearest in length to your initial term. If you have a 7- or 13-month term certificate, we will automatically renew your certificate into a 6- or 12-month term certificate respectively. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest term length that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not change during that term unless your certificate's principal falls below a break point for a lower rate or goes above a break point for a higher interest rate.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "How to Invest and Withdraw Funds." You may also make a withdrawal within the 15 calendar days following the end of your term. See "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

OTHER FULL AND PARTIAL WITHDRAWAL POLICIES

- If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

- If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

- Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other currently offered Ameriprise Certificate or into another new or existing Ameriprise Financial Services account that has the same ownership, subject to any terms and conditions that may apply.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     23p

Transfers to another Ameriprise Financial Services account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER



 BY PHONE

Call us at one of the telephone numbers listed on the back cover.

- Maximum telephone withdrawal request: $100,000.

- Transfers into an Ameriprise Financial Services account with the same ownership.

- A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

- We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us instruction in writing.


 BY MAIL

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:
AMERIPRISE FINANCIAL
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

Written requests are required for:
- Withdrawals over $100,000.
- Pension plans.
- Custodial accounts where the minor has reached the age at which custodianship should terminate.
- Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.
- All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS



 BY REGULAR OR EXPRESS MAIL

- Mailed to address on record; please allow seven days for mailing.
- Payable to name(s) listed on the account.
- The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.




24p     AMERIPRISE CERTIFICATES -- PROSPECTUS

 BY WIRE

- Minimum wire amount: $1,000.

- Request that money be wired to your bank.

- Bank account must be in same ownership as the ACC account.

- Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.

- Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.


 BY ELECTRONIC TRANSFER

- Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.
- No charge.
- Deposited electronically in your bank account.
- Allow two to five business days from request to deposit.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     25p

AMERIPRISE STOCK MARKET CERTIFICATE

In this prospectus, "we," "us," "our," and "ours" refer to ACC, RiverSource Investments, RiverSource Service Corporation or Ameriprise Financial Services and "you," "your," and "yours" refer to the owner of the Certificate.

ABOUT THE CERTIFICATE

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Ameriprise Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Ameriprise Stock Market Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

INVESTMENT AMOUNTS

You may purchase the Ameriprise Stock Market Certificate in any amount from $1,000 through $1 million, payable in U.S. currency, unless you receive prior approval from ACC to invest more. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million, unless you receive prior approval from ACC to invest more.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement accounts. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. ACC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example, assume your initial investment (face amount) of $10,000 has earned a return of 5.00%. ACC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have


26p     AMERIPRISE CERTIFICATES -- PROSPECTUS
invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

       $10,000      Face amount (initial investment)
plus                Interest credited to your account at the
           500      end of the term
plus                Interim interest (See "Interim interest"
             5      under "Interest")
minus       (0)     Interest paid to you in cash
plus     2,500      Additional investment
minus       (0)     Withdrawals and applicable penalties
---------------------------------------------------------------
       $13,005      Principal at the beginning of the next term
---------------------------------------------------------------


CERTIFICATE TERM

Your first certificate term is a 52-week period. It begins on the Wednesday after ACC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. ACC has complete discretion to determine whether to accept an application and sell a certificate. For example, if ACC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. See "Interim interest" under "Interest." It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to ACC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

VALUE AT MATURITY

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

RECEIVING CASH DURING THE TERM

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum


                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     27p
annual return explained below. After your first term, you may choose full or partial participation; or not to participate in any market movement and receive a fixed rate of interest.

FULL PARTICIPATION INTEREST: With this option:

- you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for Ameriprise Stock Market Certificate";

- you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term; and

- your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

PARTIAL PARTICIPATION AND MINIMUM INTEREST: This option allows you to participate in a portion (market participation percentage) of any increase in the S&P 500 Index and also a rate of interest guaranteed by ACC in advance for each term (minimum interest). Your return consists of two parts:

- a percentage of any increase in the S&P 500 Index, and

- a rate of interest guaranteed by ACC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates."

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial Interest and Participation Rates for Ameriprise Stock Market Certificate."

FIXED INTEREST: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52 week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

MAXIMUM RETURN: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return


28p     AMERIPRISE CERTIFICATES -- PROSPECTUS
percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for Ameriprise Stock Market Certificate."

However, ACC guarantees that, for persons who have received a special promotional coupon from ACC for purchase of a Stock Market Certificate and have satisfied any requirement stated in the coupon, the maximum return for the initial term will be the maximum return for special promotional coupons, see "Initial Interest and Participation Rates for Ameriprise Stock Market Certificate." For example, the coupon may require that you make a minimum investment and that you are not an existing client of Ameriprise Financial, or another affiliate of Ameriprise Financial. We will select persons to receive the coupon based on a business strategy to build relationships with persons who work for particular employers or with new clients in selected market segments who we believe meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations. ACC also may give such a coupon to active or retired Ameriprise Financial employees, financial advisors of Ameriprise Financial Services, their immediate families and any U.S. employee of any affiliated company of ACC. This promotional rate will only be available if the recipient of the coupon presents it to the distributor or selling agent at the time of applying to purchase the certificate.

DETERMINING THE S&P 500 INDEX VALUE: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.


INTERIM INTEREST: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a specified range of Treasury Yield Curve Rates, which are commonly referred to as "Constant



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     29p

Maturity Treasury" rates or CMTs and are published by the U.S. Department of the Treasury. This rate will be within a range between 70 basis points (.70%) above to 170 basis points (1.70%) above the published 6-month CMT rate.



CMTs are yields that are interpolated by the U.S. Department of Treasury (Treasury) from the daily yield curve. This curve, which relates the yield on a security to its time to maturity is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. Each Wednesday we will use the CMTs for establishing the rates starting the following Wednesday. The U.S. Department of the Treasury and the Federal Reserve Bank of New York have no connection with ACC, Ameriprise Financial or any of their affiliates.



Information on current CMTs can be obtained on the Internet at www.ustreas.gov.



If the CMTs are no longer publicly available or feasible to use, ACC may use another, similar index as a guide for setting rates.




EARNING INTEREST: ACC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

RATES FOR FUTURE PERIODS: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your financial advisor, or call us at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services


30p     AMERIPRISE CERTIFICATES -- PROSPECTUS
offered by Ameriprise Financial or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

HISTORICAL DATA ON THE S&P 500 INDEX


The following chart illustrates the monthly closing values of the Index from Jan. 1990 through Feb. 2009. The values of the S&P 500 Index are reprinted with the permission of S&P.




LINE GRAPH TO BE INSERTED


 S&P 500 INDEX AVERAGE ANNUAL RETURN


BEGINNING DATE JAN.    PERIOD HELD IN YEARS    AVERAGE ANNUAL RETURN
  1999                          10                        %
  2004                           5                        %
  2008                           1                        %




The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Jan. 1991 and continuing through Feb. 2009. The price return is the percentage return for each period using monthly closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.





                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     31p

LINE GRAPH TO BE INSERTED


Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of months when the 52-week price return was in the range specified below under each column. For example, the most common 52-week return during this time period was in the 5-10% range.



CHART TO BE INSERTED



The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Ameriprise Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.



LINE GRAPH TO BE INSERTED



32p     AMERIPRISE CERTIFICATES -- PROSPECTUS

The Ameriprise Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:


 RATE OF RETURN ON S&P 500 INDEX

Term ending value of S&P 500 Index                         minus
Term beginning value of S&P 500 Index                 divided by
Term beginning value of S&P 500 Index                     equals
Rate of return on S&P 500 Index


The actual return paid to you will depend on your interest participation selection.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     33p

For example, assume:

Term ending value of S&P 500 Index                        940
Term beginning value of S&P 500 Index                     900
Maximum return                                             5%
Minimum return                                          1.00%
Partial participation rate                                25%



              940      Term ending value of S&P 500 Index
minus         900      Term beginning value of S&P 500 Index
-----------------
equals                 Difference between beginning and ending
               40      values

                       Difference between beginning and ending
               40      values
divided by    900      Term beginning value of S&P 500 Index
-----------------
equals      4.44%      Percent increase - full participation return

            4.44%      Percent increase or decrease
times         25%      Partial participation rate
-----------------
equals      1.11%
plus        1.00%      Minimum interest rate
-----------------
equals      2.11%      Partial participation return
-----------------


In both cases in the example, the return would be less than the 5% maximum.

MAXIMUM RETURN AND PARTIAL PARTICIPATION MINIMUM RATE HISTORY -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Ameriprise Stock Market Certificate was introduced.

START OF TERM              MAXIMUM ANNUAL RETURN   PARTIAL PARTICIPATION MINIMUM RATE
  Jan. 24, 1990                    18.00%                         5.00%
  Feb. 5, 1992                      18.00                         4.00
  May 13, 1992                      15.00                         4.00
  Sept. 9, 1992                     12.00                         3.00
  Nov. 11, 1992                     10.00                         2.50
  Nov. 2, 1994                      10.00                         2.75
  April 26, 1995                    12.00                         3.50
  Jan. 17, 1996                     10.00                         3.25
  Feb. 26, 1997                     10.00                         3.00
  May 7, 1997                       10.00                         2.75
  Oct. 8, 1997                      10.00                         2.50
  Dec. 16 1998                       9.00                         2.50
  Feb. 2, 2000                      10.00                         2.50
  June 14, 2000                     11.00                         2.75
  Aug. 16, 2000                     10.00                         2.75
  Jan. 31, 2001                      9.00                         2.50
  Sept. 5, 2001                      8.00                         2.50



34p     AMERIPRISE CERTIFICATES -- PROSPECTUS

START OF TERM              MAXIMUM ANNUAL RETURN   PARTIAL PARTICIPATION MINIMUM RATE
  Oct. 31, 2001                      8.00                         2.00%
  Nov. 21, 2001                      6.00                         1.00
  June 26, 2002                      6.00                         1.25
  Oct. 23, 2002                      5.00                         1.25
  Feb. 19, 2003                      5.00                         1.00
  May 12, 2004                       4.00                         0.75
  April 27, 2005                     5.00                         1.00
  Oct. 19, 2005                      6.00                         1.50
  May 3, 2006                        7.00                         2.00
  April 2, 2008                      5.00                         1.00


EXAMPLES

To help you understand how this certificate works, here are some hypothetical examples. The following are four different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

- you purchased the certificate with a $10,000 original investment,

- the partial participation rate is 25%,

- the minimum interest rate for partial participation is 1%,

- the maximum total return for full and partial participation is 5%.

1. IF THE S&P 500 INDEX VALUE RISES

                 WEEK 1/WED                                     WEEK 52/TUES
                  S&P 500                                          S&P 500
                                        4% increase in
                                          the S&P 500
                Index 1,000                  Index               Index 1,040
-----------------------------------------------------------------------------------
                                                         Partial participation
                                                         interest and minimum
Full participation interest                              interest
                                                                  Original
      $10,000  Original investment                       $10,000  investment
                                                                  1.00% (Minimum
                                                                  interest rate) x
      +   400  4% x $10,000                              +   100  $10,000
                                                                  25% x 4% x
                                                                  $10,000
                                                                  Participation
               Participation interest                    +   100  interest
      -------                                            -------
      $10,400  Ending balance                            $10,200  Ending balance
                                                                  (2.00% Total
               (4% Total return)                                  return)
-----------------------------------------------------------------------------------



2. IF THE S&P 500 INDEX VALUE FALLS

                 WEEK 1/WED                                     WEEK 52/TUES
                  S&P 500                                          S&P 500
                                        4% decrease in
                                          the S&P 500
                Index 1,000                  Index                Index 960
-----------------------------------------------------------------------------------
                                                         Partial participation
                                                         interest and minimum
Full participation interest                              interest
                                                                  Original
      $10,000  Original investment                       $10,000  investment
                                                                  1.00% (Minimum
                                                                  interest rate) x
      +     0  Participation interest                    +   100  $10,000
      -------
                                                                  Participation
      $10,000  Ending balance                            +     0  interest
                                                         -------
               (0% Total return)                         $10,100  Ending balance
                                                                  (1.00% Total
                                                                  return)
-----------------------------------------------------------------------------------





                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     35p

3. IF THE S&P 500 INDEX VALUE RISES ABOVE THE MAXIMUM RETURN FOR FULL PARTICIPATION

               WEEK 1/WED                                    WEEK 52/TUES
                 S&P 500                                        S&P 500
                                     10% increase in
                                       the S&P 500
               Index 1,000                Index               Index 1,100
--------------------------------------------------------------------------------
                                                      Partial participation
                                                      interest and minimum
Full participation interest                           interest
                                                               Original
      $10,000  Original investment                    $10,000  investment
                                                               1.00% (Minimum
                                                               interest rate) x
      +   500  5% x $10,000                           +   100  $10,000
                                                               25% x 10% x
                                                               $10,000
                                                               Participation
               Maximum interest                       +   250  interest
      -------                                         -------
      $10,500  Ending balance                         $10,350  Ending balance
                                                               (3.50% Total
               (5% Total return)                               return)
--------------------------------------------------------------------------------



4. IF THE S&P 500 INDEX VALUE RISES ABOVE THE MAXIMUM RETURN FOR PARTIAL PARTICIPATION

               WEEK 1/WED                                    WEEK 52/TUES
                 S&P 500                                        S&P 500
                                     30% increase in
                                       the S&P 500
               Index 1,000                Index               Index 1,300
--------------------------------------------------------------------------------
                                                      Partial participation
                                                      interest and minimum
Full participation interest                           interest
                                                               Original
      $10,000  Original investment                    $10,000  investment
                                                               1.00% (Minimum
                                                               interest rate) x
      +   500  5% x $10,000                           +   100  $10,000
                                                               25% x 30% = 7.5%;
               Maximum interest                       +   400  capped at
                                                               (5%-1%) x $10,000
                                                               Participation
                                                               interest
      -------                                         -------
      $10,500  Ending balance                         $10,500  Ending balance
               (5% Total return)                               (5% Total return)
--------------------------------------------------------------------------------



ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components is derived from publicly available information regarding the S&P 500 Index. ACC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the Ameriprise Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by ACC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.



36p     AMERIPRISE CERTIFICATES -- PROSPECTUS

S&P's only relationship to ACC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to ACC or the certificate. S&P has no obligation to take the needs of ACC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by ACC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, ACC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.

OPPORTUNITIES AT THE END OF A TERM

GRACE PERIOD: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

- change your interest selection,

- add money to your certificate,

- change your term start date,

- withdraw part or all of your money without a withdrawal penalty or loss of interest, or

- receive your interest in cash.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     37p

BY STARTING YOUR NEW TERM EARLY AND WAIVING THE 14-DAY GRACE PERIOD, YOU ARE CHOOSING TO START YOUR NEXT TERM WITHOUT KNOWING THE ENDING VALUE OF YOUR CURRENT TERM.

CHANGING FIXED PARTICIPATION SELECTION: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

NEW TERM: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, or add to your certificate. You cannot withdraw part of your money and skip the 14-day grace period. If you make a withdrawal, a seven- or 14-day grace period is required. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term.

HOW TO INVEST AND WITHDRAW FUNDS

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services-- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

IMPORTANT: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."



38p     AMERIPRISE CERTIFICATES -- PROSPECTUS

PURCHASE POLICIES

- Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

- If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

- ACC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

HOW TO MAKE INVESTMENTS


 BY MAIL

Send your check, by regular or express mail, along with your name and account number to:
AMERIPRISE FINANCIAL
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474


 BY WIRE

For investment into an established account, you may wire money to:
WELLS FARGO BANK MINNESOTA, N.A.
ROUTING NO. 091000019
MINNEAPOLIS, MN
ATTN: DOMESTIC WIRE DEPT.

GIVE THESE INSTRUCTIONS: Credit Ameriprise Financial Services Account #0000030015 for personal account # (your personal number) for (your name). Please be sure to include all 10 digits of the Ameriprise Financial Services account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs we incur, will be returned promptly.

- Minimum amount for each wire investment: $1,000.

- Wire orders can be accepted only on days when your bank, Ameriprise Financial and its affiliates and Wells Fargo Bank Minnesota, N.A. are open for business.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     39p

- Wire purchases are completed when wired payment is received and we accept the purchase.

- Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

- We are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

- You must pay for any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

- You can withdraw the full value of your certificate net any applicable penalties, by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

- Full and partial withdrawals of principal during a term are subject to penalties, described below.

- You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.


- ACC has adopted procedures that allow you, in certain circumstances, at your request, to receive the proceeds of your redemption "in-kind," meaning that you receive securities instead of cash. For more information contact your financial advisor.



PENALTIES FOR WITHDRAWAL DURING A TERM: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. This penalty will be taken from the remaining balance, not the amount withdrawn unless withdrawals of the penalty would cause your balance to be less than $1,000 in which case the penalty will be deducted from the amount withdrawn. The 2% penalty is waived upon death of the certificate owner and for six months after the estate settlement has been processed by ACC. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 70 1/2. During the temporary IRS waiver of minimum required distributions in 2009, we will continue to waive withdrawal penalties on withdrawals for IRA certificates if you are at least age 70 1/2 and if the distribution is calculated consistently with the minimum distribution rules that would have been applied in the absence of the temporary IRS waiver. See "Retirement Plans: Special Policies."




40p     AMERIPRISE CERTIFICATES -- PROSPECTUS

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

LOSS OF INTEREST: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

 PARTICIPATION INTEREST

Account balance                                        $10,000
Interest (interest is credited at the end of the
  term)                                                      0
Withdrawal of principal                                 (2,000)
2% withdrawal penalty                                      (40)
--------------------------------------------------------------
Balance after withdrawal                               $ 7,960
--------------------------------------------------------------


You will forfeit any accrued interest on the withdrawal amount.

 FIXED INTEREST

Account balance                                        $10,000
Interest credited to date                                  100
Withdrawal of credited interest                           (100)
Withdrawal of principal                                 (1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)      (38)
--------------------------------------------------------------
Balance after withdrawal                               $ 8,062
--------------------------------------------------------------


RETIREMENT PLANS: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

OTHER FULL AND PARTIAL WITHDRAWAL POLICIES

- If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

- If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

- Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other currently offered Ameriprise Certificate or into another new or existing Ameriprise Financial


                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     41p

Services account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another Ameriprise Financial account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER


 BY PHONE

- Call us at one of the telephone numbers listed on the back cover.

- Maximum telephone withdrawal request: $100,000.

- Transfers into an Ameriprise Financial Services account with the same ownership.

- A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

- We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us instruction in writing.


 BY MAIL

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:
AMERIPRISE FINANCIAL
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

Written requests are required for:

- Withdrawals over $100,000.

- Pension plans.

- Custodial accounts where the minor has reached the age at which custodianship should terminate.

- Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.

- All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS



 BY REGULAR OR EXPRESS MAIL

- Mailed to address on record; please allow seven days for mailing.

- Payable to name(s) listed on the account.



42p     AMERIPRISE CERTIFICATES -- PROSPECTUS

- The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.


 BY WIRE

- Minimum wire amount: $1,000.

- Request that money be wired to your bank.

- Bank account must be in same ownership as the ACC account.

- Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.

- Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.


 BY ELECTRONIC TRANSFER

- Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

- No charge.

- Deposited electronically in your bank account.

- Allow two to five business days from request to deposit.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     43p

AMERIPRISE MARKET STRATEGY CERTIFICATE

ABOUT THE CERTIFICATE

In this prospectus, "we," "us," "our," and "ours" refer to ACC, RiverSource Investments, RiverSource Service Corporation or Ameriprise Financial Services and "you," "your," and "yours" refer to the owner of the Certificate.

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Ameriprise Market Strategy Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Ameriprise Market Strategy Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

INVESTMENT AMOUNTS

You may purchase the Ameriprise Market Strategy Certificate in any amount from $1,000 through $1 million, payable in U.S. currency, unless you receive prior approval from ACC to invest more. You may also make additional lump-sum investments in any amount in the fixed-interest portion of your investment at any time, as long as your total amount paid in is not more than the $1 million, unless you receive prior approval from ACC to invest more.

Your certificate is recorded as one certificate account in our records. Within this account, you may allocate your investment among a subaccount that earns fixed interest and other subaccounts that earn interest linked to the S&P 500 Index during a participation term. Your investment always is placed initially in the fixed-interest subaccount. Consequently, your investment initially earns fixed interest. The minimum time that money must remain in the fixed-interest subaccount before being moved to a participation term is one day. This could happen if we accept your application and receive your investment on a Tuesday, you instruct us to start your first participation term as soon as possible and as long as we received guaranteed funds.

After determining the initial amount you wish to invest, you must set up periodic investments from the fixed-interest subaccount to participation terms. When you make your investment, you must give instructions to move money from the fixed-interest subaccount to participation terms monthly, quarterly, or semiannually. If your total investment is $1,000, however, you will have only one participation term. You may subsequently change your initial instructions. Thus, you could choose to change your instructions to keep your investment in the fixed-interest subaccount and never start a participation term. Each participation term is 52 weeks and each has its own grace period. The amount invested in each


44p     AMERIPRISE CERTIFICATES -- PROSPECTUS
participation term must be at least $1,000. If your certificate is nearing its 20-year maturity, you will not be able to select a participation term that would carry the certificate past its 20-year maturity date. Each account can have a maximum of 12 participation terms at one time. We will send you a confirmation at the time you purchase your certificate confirming your instructions at the time you submitted your application.

This certificate provides the ability to make a single payment that can be invested in individually staggered stock market participation terms in one certificate that lets you select participation terms like those you might select when staggering several Ameriprise Stock Market Certificates. The Ameriprise Stock Market Certificate is another certificate that offers interest linked to the S&P 500 Index, but permits only one participation term at a time. "Staggering" is the strategy of purchasing several smaller certificates over a period of a year instead of one larger certificate, as a method of increasing liquidity and reducing the possibility of unfavorable market exposure.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal consists of the amount you actually have invested in your certificate plus interest credited to your account and compounded less withdrawals, penalties and any credited interest paid to you in cash. ACC guarantees your principal.

PARTICIPATION TERM

Each participation term in your certificate is a 52-week period that begins on a Wednesday and ends the Tuesday before the one-year anniversary. Subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term, unless you start a new term during the grace period as described in "New term." Each account can have a maximum of 12 terms at one time. The principal of your certificate that is not invested in participation terms will earn fixed interest. See "Fixed interest" under "Interest."

VALUE AT MATURITY

Your certificate matures after 20 years. Then you will receive a distribution for its value. At maturity, the value of your certificate will be the total of your actual


                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     45p
investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. Your selection is established at the time of purchase but can be changed at any time for participation terms that have not yet started. You may change your participation interest selection at any time prior to any term start date or during a 14-day grace period. The change will be in effect for any future term unless we again receive instructions from you changing your selection.

FULL PARTICIPATION INTEREST: With this option:

- You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate."

- You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

- Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

PARTIAL PARTICIPATION AND MINIMUM INTEREST: This option allows you to participate in a portion (market participation percentage) of any increase in the S&P 500 Index and also receive a rate of interest guaranteed by ACC in advance for each term (minimum interest). Your return consists of two parts:

- a percentage of any increase in the S&P 500 Index; and

- a rate of interest guaranteed by ACC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates."

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial Interest and Participation Rates."



46p     AMERIPRISE CERTIFICATES -- PROSPECTUS

FIXED INTEREST: The fixed-interest subaccount allows you to earn interest on your principal that is not invested in participation terms, including your entire investment before the start of your first participation term, and amounts in the 14-day grace period in between participation term end dates and start dates. Your fixed interest accrues daily and is credited and compounded monthly. Your fixed interest rates are reset quarterly, based on the original date of your certificate.

Amounts in the fixed-interest subaccount, including credited fixed interest, can be withdrawn at any time without a withdrawal penalty. If these amounts are not withdrawn, they will become part of a participation term according to the instructions you've established with the company, unless you change your instructions, which can be changed at any time. Values in participation terms can not be withdrawn without withdrawal penalties.

ACC has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the initial rate that your investment will earn as well as confirmation of your instructions for moving your money to your participation terms. Instructions for moving your money are given at the time you purchase your certificate. You choose the day of the month for the movement of your money, as well as the amount, starting month, and full or partial participation. Your term resulting from those instructions will begin on the Wednesday following that date. If that date is a Wednesday, the term will begin on the following Wednesday.


ACC guarantees that when fixed-interest rates for new purchases take effect, the rates will be within a specified range of Treasury Yield Curve Rates, which are commonly referred to as "Constant Maturity Treasury" rates or CMTs and are published by the U.S. Department of the Treasury. In the case of fixed interest, ACC guarantees that your rate for your initial term will be from 20 basis points (.20%) above to 120 basis points (1.20%) above the published 6-month CMT rate. If CMTs are no longer publicly available or feasible to use, ACC may use another, similar index as a guide for setting rates.



CMTs are yields that are interpolated by the U.S. Department of Treasury (Treasury) from the daily yield curve. This curve, which relates the yield on a security to its time to maturity is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. Each Wednesday we will use the CMTs for establishing the rates starting the following Wednesday. The U.S. Department of the Treasury and the Federal Reserve Bank of New York have no connection with ACC, Ameriprise Financial or any of their affiliates.



Information on current CMTs can be obtained on the Internet at www.ustreas.gov.




                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     47p

Rates for new purchases are reviewed and may change weekly. The initial fixed-interest rate you receive will be the higher of:

- the fixed-interest rate in effect on the date your COMPLETED application is accepted by ACC and funds are received; or

- the fixed-interest rate in effect seven days before that date.

MAXIMUM RETURN: This is the cap, or upper limit, on your return on the amount invested in each participation term, regardless of whether you choose full or partial participation. Your total return, including both participation interest and minimum interest for a term for which you have chosen partial participation will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate."

DETERMINING THE S&P 500 INDEX VALUE: The stock market generally closes at 3 p.m. Central time. The S&P 500 Index value generally is available at approximately 4:30 p.m. Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day.

In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

EARNING INTEREST: ACC calculates, credits and compounds participation interest at the end of your participation term. Minimum interest accrues daily and is credited and compounded at the end of your participation term. Fixed interest accrues daily and is credited and compounded monthly, except that, if amounts move from fixed interest to a participation term and the resulting balance in the fixed-interest subaccount is zero, then fixed interest credited on the principal moved will be compounded on the day the participation term begins. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis.

MOVING BETWEEN FIXED AND PARTICIPATION INTEREST: You can move all or part of your investment from the fixed-interest subaccount to a participation term. The move from the fixed-interest subaccount to a participation term happens according to your standing instructions unless you notify us separately. If you make the change from fixed interest to participation interest either through a scheduled or an unscheduled move, your participation term will begin on the Wednesday following the move instructions. For further explanation of how we apply your instructions, see "Fixed interest" above.



48p     AMERIPRISE CERTIFICATES -- PROSPECTUS

YOU MAY NOT MOVE FROM PARTICIPATION INTEREST TO FIXED INTEREST DURING A PARTICIPATION TERM WITHOUT INCURRING A SURRENDER CHARGE. AT THE END OF A PARTICIPATION TERM, YOU CAN ELECT TO LEAVE THE MONEY IN THE FIXED-INTEREST SUBACCOUNT.

RATES FOR FUTURE PERIODS: After your certificate purchase date, the maximum return, and the market participation percentage and minimum interest rate for participation terms, may be greater or less than those shown on the front of or elsewhere in this prospectus or its wrapper. Fixed interest may be greater or lesser than that shown. We review rates weekly and have complete discretion to decide what interest rate will be declared.

If you plan to continue with a new participation term, to find out what your certificate's new maximum return, market participation percentage and minimum interest rate, if applicable, will be for your next term, please consult your financial advisor, or call us at one of the telephone numbers listed on the back cover.

Your fixed interest rates are declared quarterly. Changes in interest rates will be confirmed in your periodic statements or you may call us at the numbers listed on the back cover to find out your current rate.

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a full participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 2.00% while the yield earned for each participation term is the maximum of 7.00%. There is no assurance that any of these returns will be achieved.


 FULL PARTICIPATION IN THE STOCK MARKET

 Initial investment                                 $12,000.00
 Maximum return                                          7.00%
 Minimum return                                          0.00%
 Fixed interest rate                                     2.00%





                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     49p

                                                                             MARKET
                                                                 FIXED   PARTICIPATION
                                        1ST TERM     RENEWAL   INTEREST     INTEREST
                              FIXED     STAGGERED   STAGGERED   EARNED       EARNED         MARKET
                            INTEREST   INVESTMENT  INVESTMENT  IN PRIOR   FOR THE TERM  PARTICIPATION     TOTAL
DATE                         BALANCE     AMOUNT      AMOUNT      MONTH     JUST ENDED      BALANCE       BALANCE
Beginning of Month 1       $11,000.00   $1,000.00                 0.00                    $ 1,000.00   $12,000.00
Beginning of Month 2        10,018.33    1,000.00                18.33                      2,000.00    12,018.33
Beginning of Month 3         9,035.03    1,000.00                16.70                      3,000.00    12,035.03
Beginning of Month 4         8,050.09    1,000.00                15.06                      4,000.00    12,050.09
Beginning of Month 5         7,063.51    1,000.00                13.42                      5,000.00    12,063.51
Beginning of Month 6         6,075.28    1,000.00                11.77                      6,000.00    12,075.28
Beginning of Month 7         5,085.41    1,000.00                10.13                      7,000.00    12,085.41
Beginning of Month 8         4,093.89    1,000.00                 8.48                      8,000.00    12,093.89
Beginning of Month 9         3,100.71    1,000.00                 6.82                      9,000.00    12,100.71
Beginning of Month 10        2,105.88    1,000.00                 5.17                     10,000.00    12,105.88
Beginning of Month 11        1,109.39    1,000.00                 3.51                     11,000.00    12,109.39
Beginning of Month 12          111.24    1,000.00                 1.85                     12,000.00    12,111.24
Beginning of Month 13          111.43                             0.19       70.00         12,000.00    12,111.43
Middle of Month 13             111.43               1,070.00                               12,070.00*   12,181.43
Beginning of Month 14          112.51                             1.08       70.00         12,070.00    12,182.51
Middle of Month 14             112.51               1,070.00                               12,140.00**  12,252.51


 * The market participation balance at the middle of month 13 is equal to $12,070. This is equal to the total invested principal balance of $12,000, plus $70 interest earned (participation return). The $70 interest earned is based on $1,000 invested at month 1 which is assumed to earn the maximum of 7%. ($12,000 + $1,000 x 7% = $12,070). During the grace period for the first participation term, $1,070 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,070 balance begins a new participation term.

** The market participation balance at the middle of month 14 is equal to $12,140. This is equal to the total invested principal balance of $12,000, plus $70 interest earned on $1,000 invested at the beginning of month 1, plus $70 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn the maximum of 7% ($12,000 + $1,000 x 7% + $1,000 x 7% = $12,140)). During the grace period for the second participation term, $1,070 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,070 balance begins a new participation term.



50p     AMERIPRISE CERTIFICATES -- PROSPECTUS

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a partial participation term. The example is based on the assumptions that the fixed interest subaccount pays an interest rate of 2.00% and that the yield earned for each participation term is the minimum of 1.50%. There is no assurance that any of these returns will be achieved when you invest. In this example, we assume that the index declined at the end of each term compared to the beginning of each term so that no market participation interest was earned.


 PARTIAL PARTICIPATION IN THE STOCK MARKET

 Initial investment                                 $12,000.00
 Maximum return                                          7.00%
 Minimum return                                          1.50%
 Fixed interest rate                                     2.00%



                                                                          GUARANTEED       MARKET
                                                                 FIXED      MINIMUM    PARTICIPATION
                                        1ST TERM     RENEWAL   INTEREST    INTEREST       INTEREST
                              FIXED     STAGGERED   STAGGERED   EARNED      EARNED         EARNED         MARKET
                            INTEREST   INVESTMENT  INVESTMENT  IN PRIOR  FOR THE TERM   FOR THE TERM  PARTICIPATION     TOTAL
DATE                         BALANCE     AMOUNT      AMOUNT      MONTH    JUST ENDED     JUST ENDED      BALANCE       BALANCE
Beginning of Month 1       $11,000.00   $1,000.00                 0.00                                  $ 1,000.00   $12,000.00
Beginning of Month 2        10,018.33    1,000.00                18.33                                    2,000.00    12,018.33
Beginning of Month 3         9,035.03    1,000.00                16.70                                    3,000.00    12,035.03
Beginning of Month 4         8,050.09    1,000.00                15.06                                    4,000.00    12,050.09
Beginning of Month 5         7,063.51    1,000.00                13.42                                    5,000.00    12,063.51
Beginning of Month 6         6,075.28    1,000.00                11.77                                    6,000.00    12,075.28
Beginning of Month 7         5,085.41    1,000.00                10.13                                    7,000.00    12,085.41
Beginning of Month 8         4,093.89    1,000.00                 8.48                                    8,000.00    12,093.89
Beginning of Month 9         3,100.71    1,000.00                 6.82                                    9,000.00    12,100.71
Beginning of Month 10        2,105.88    1,000.00                 5.17                                   10,000.00    12,105.88
Beginning of Month 11        1,109.39    1,000.00                 3.51                                   11,000.00    12,109.39
Beginning of Month 12          111.24    1,000.00                 1.85                                   12,000.00    12,111.24
Beginning of Month 13          111.43                             0.19       15.00          0.00         12,000.00    12,111.43
Middle of Month 13             111.43               1,015.00                                             12,015.00*   12,126.43
Beginning of Month 14          112.47                             1.04       15.00          0.00         12,015.00    12,127.47
Middle of Month 14             112.47               1,015.00                                             12,030.00**  12,142.47


 * The market participation balance at the middle of month 13 is equal to $12,015. This is equal to the total invested principal balance of $12,000, plus $15 interest earned (guaranteed return). The $15 interest earned is based on $1,000 invested at month 1 which is assumed to earn only the minimum of 1.50%. ($12,000 + $1,000 x 1.50% = $12,015). During the grace period for the first participation term, $1,015 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,015 balance begins a new participation term.

** The market participation balance at the middle of month 14 is equal to $12,030. This is equal to the total invested principal balance of $12,000, plus $15 interest earned on $1,000 invested at the beginning of month 1, plus $15 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn only the minimum of 1.50% ($12,000 + $1,000 x 1.50% + $1,000 x


                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     51p

   1.50% = $12,030)). During the grace period for the second participation term, $1,015 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,015 balance begins a new participation term.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by Ameriprise Financial or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

HISTORICAL DATA ON THE S&P 500 INDEX


The following chart illustrates monthly closing values of the Index from Jan. 1990 through Feb. 2009. The values of the S&P 500 Index are reprinted with the permission of S&P.




LINE GRAPH TO BE INSERTED



52p     AMERIPRISE CERTIFICATES -- PROSPECTUS

 S&P 500 INDEX AVERAGE ANNUAL RETURN


BEGINNING DATE JAN.    PERIOD HELD IN YEARS    AVERAGE ANNUAL RETURN
 1999                           10                        %
 2004                            5                        %
 2008                            1                        %




The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Jan. 1991 and continuing through Feb. 2009. The price return is the percentage return for each period using monthly closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.




LINE GRAPH TO BE INSERTED



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     53p

Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of months when the 52-week price return was in the range specified below under each column. For example, the most common 52-week return during this time period was in the 5-10% range.



BAR CHART TO BE INSERTED


The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.

Like the Ameriprise Stock Market Certificate, the Ameriprise Market Strategy Certificate permits you to receive all or part of your interest based on stock market performance, as measured by the S&P 500 Index, with ACC's guarantee of return of principal. In fact, the full and partial participation terms of the Ameriprise Stock Market Certificate and the Ameriprise Market Strategy Certificate are identical, assuming that the minimum interest rate cap for each product and amount invested at the beginning of the term is the same in both certificates. The amounts earned in the fixed-interest account for the Ameriprise Market Strategy Certificate will not be the same as interim interest for the Ameriprise Stock Market Certificate. (For the Ameriprise Stock Market Certificate, interest earned before the initial participation term or during the grace period is called interim interest.) Although performance during participation terms will be the same for the Ameriprise Market Strategy Certificate and the Ameriprise Stock Market Certificate, money earned outside of participation terms will vary. If a participation term for the Ameriprise Stock Market Certificate and for the Ameriprise Market Strategy Certificate starts on the same day with the same amount of money and the same selection of either full or partial participation, then the interest earned for the participation term in both


54p     AMERIPRISE CERTIFICATES -- PROSPECTUS
certificates will be identical. The Ameriprise Market Strategy Certificate increases your choices by allowing you to have up to 12 participation terms plus a fixed-interest alternative simultaneously within the same certificate. The certificates also pay interest differently on amounts that are invested at only a fixed rate.



LINE GRAPH TO BE INSERTED


The performance information shown is the performance of the Ameriprise Stock Market Certificate and NOT that of the Ameriprise Market Strategy Certificate. Past performance is not indicative of future performance and there is no assurance that the performance of the Ameriprise Market Strategy Certificate will replicate that of the Ameriprise Stock Market Certificate.

The Ameriprise Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your participation earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How the Index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The Index could decline.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     55p

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:


 RATE OF RETURN ON S&P 500 INDEX

Term ending value of S&P 500 Index         minus
Term beginning value of S&P 500       divided by
  Index
Term beginning value of S&P 500           equals
  Index
Rate of return on S&P 500 Index


The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index      940
Term beginning value of S&P 500         900
  Index
Maximum return                           5%
Minimum return                        1.00%
Partial participation rate              25%



               940      Term ending value of S&P 500 Index
minus          900      Term beginning value of S&P 500 Index
------------------

equals                  Difference between beginning and
                40      ending values

                        Difference between beginning and
                40      ending values
divided by     900      Term beginning value of S&P 500 Index
------------------

equals                  Percent increase - full participation
             4.44%      return

             4.44%      Percent increase or decrease
times          25%      Partial participation rate
------------------

equals       1.11%
plus         1.00%      Minimum interest rate
------------------

equals       2.11%      Partial participation return
------------------


In both cases in the example, the return would be less than the 5% maximum.



56p     AMERIPRISE CERTIFICATES -- PROSPECTUS

MAXIMUM RETURN AND PARTIAL PARTICIPATION MINIMUM RATE HISTORY -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced. Ameriprise Market Strategy Certificate was introduced on April 29, 1998.

START OF TERM           MAXIMUM ANNUAL RETURN       PARTIAL PARTICIPATION MINIMUM RATE
 Jan. 24, 1990                  18.00%                             5.00%
 Feb. 5, 1992                    18.00                             4.00
 May 13, 1992                    15.00                             4.00
 Sept. 9, 1992                   12.00                             3.00
 Nov. 11, 1992                   10.00                             2.50
 Nov. 2, 1994                    10.00                             2.75
 April 26, 1995                  12.00                             3.50
 Jan. 17, 1996                   10.00                             3.25
 Feb. 26, 1997                   10.00                             3.00
 May 7, 1997                     10.00                             2.75
 Oct. 8, 1997                    10.00                             2.50
 Dec. 16, 1998                    9.00                             2.50
 Feb. 2, 2000                    10.00                             2.50
 June 14, 2000                   11.00                             2.75
 Aug. 16, 2000                   10.00                             2.75
 Jan. 31, 2001                    9.00                             2.50
 Sept. 5, 2001                    8.00                             2.50
 Oct. 31, 2001                    8.00                             2.00
 Nov. 21, 2001                    6.00                             1.00
 June 26, 2002                    6.00                             1.25
 Oct. 23, 2002                    5.00                             1.25
 Feb. 19, 2003                    5.00                             1.00
 May 12, 2004                     4.00                             0.75
 April 27, 2005                   5.00                             1.00
 Oct. 19, 2005                    6.00                             1.50
 May 3, 2006                      7.00                             2.00
 April 2, 2008                    5.00                             1.00


EXAMPLES

To help you understand how a participation term of this certificate works, here are some hypothetical examples. The following are four different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

- you purchased the certificate with a $10,000 original investment,



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     57p

- the partial participation rate is 25%,

- the minimum interest rate for partial participation is 1%,

- the maximum total return for full and partial participation is 5%.

1. IF THE S&P 500 INDEX VALUE RISES

                 WEEK 1/WED                                                 WEEK 52/TUES
                  S&P 500                                                      S&P 500
                                        4% increase in
                                          the S&P 500
                Index 1,000                  Index                           Index 1,040
-----------------------------------------------------------------------------------------------------------
                                                         Partial participation interest and minimum
Full participation interest                              interest
      $10,000  Original investment                       $10,000  Original investment
        + 400  4% x $10,000                               +  100  1.00% (Minimum interest rate) x $10,000
               Participation interest                     +  100  25% x 4% x $10,000 Participation interest
      -------                                            -------
      $10,400  Ending balance                            $10,200  Ending balance
               (4% Total return)                                  (2.00% Total return)
-----------------------------------------------------------------------------------------------------------



2. IF THE S&P 500 INDEX VALUE FALLS

                 WEEK 1/WED                                                WEEK 52/TUES
                  S&P 500                                                     S&P 500
                                        4% decrease in
                                          the S&P 500
                Index 1,000                  Index                           Index 960
---------------------------------------------------------------------------------------------------------
                                                         Partial participation interest and minimum
Full participation interest                              interest
      $10,000  Original investment                       $10,000  Original investment
         +  0  Participation interest                     +  100  1.00% (Minimum interest rate) x $10,000
      -------
                                                           +   0  Participation interest
                                                         -------
      $10,000  Ending balance                            $10,100  Ending balance
               (0% Total return)                                  (1.00% Total return)
---------------------------------------------------------------------------------------------------------



3. IF THE S&P 500 INDEX VALUE RISES ABOVE THE MAXIMUM RETURN FOR FULL PARTICIPATION

               WEEK 1/WED                                                 WEEK 52/TUES
                 S&P 500                                                    S&P 500
                                     10% increase in
                                       the S&P 500
               Index 1,000                Index                           Index 1,100
---------------------------------------------------------------------------------------------------------
Full participation interest                           Partial participation interest and minimum interest
      $10,000  Original investment                    $10,000  Original investment
       +  500  5% x $10,000                            +  100  1.00% (Minimum interest rate) x $10,000
               Maximum interest                        +  250  25% x 10% x $10,000 Participation interest
      -------                                         -------
      $10,500  Ending balance                         $10,350  Ending balance
               (5% Total return)                               (3.50% Total return)
---------------------------------------------------------------------------------------------------------



4. IF THE S&P 500 INDEX VALUE RISES ABOVE THE MAXIMUM RETURN FOR PARTIAL PARTICIPATION

               WEEK 1/WED                                               WEEK 52/TUES
                 S&P 500                                                   S&P 500
                                     30% increase in
                                       the S&P 500
               Index 1,000                Index                          Index 1,300
------------------------------------------------------------------------------------------------------
                                                      Partial participation interest and minimum
Full participation interest                           interest
      $10,000  Original investment                    $10,000  Original investment
       +  500  5% x $10,000                            +  100  1.00% (Minimum interest rate) x $10,000
                                                               25% x 30% = 7.5%; capped at
                                                               (5%-1%) x $10,000
               Maximum interest                        +  400  Participation interest
      -------                                         -------
      $10,500  Ending balance                         $10,500  Ending balance
               (5% Total return)                               (5% Total return)
------------------------------------------------------------------------------------------------------





58p     AMERIPRISE CERTIFICATES -- PROSPECTUS

ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components is derived from publicly available information regarding the S&P 500 Index. ACC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the Ameriprise Market Strategy Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by ACC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to ACC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to ACC or the certificate. S&P has no obligation to take the needs of ACC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by ACC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or


                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     59p
consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, ACC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.

OPPORTUNITIES AT THE END OF A PARTICIPATION TERM

Grace period: When a participation term ends, we will notify you of the start of a 14-day grace period before a new term automatically begins. During this 14-day grace period you can:

- change your participation selection,

- add money to your certificate,

- change your participation term to remain in fixed interest,

- renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest,

- withdraw part or all of your money in your fixed term or the money in the participation term that just ended without a withdrawal penalty or loss of interest, or

- receive your participation interest in cash.

BY STARTING YOUR NEW TERM EARLY AND WAIVING THE 14-DAY GRACE PERIOD, YOU ARE CHOOSING TO START YOUR NEXT TERM WITHOUT KNOWING THE ENDING VALUE OF YOUR CURRENT TERM.

Changing fixed participation selection: Money can be withdrawn from the fixed-interest subaccount at any time without a surrender penalty. The fixed interest on these amounts continues for the life of the certificate. You can add money to your fixed-interest investment at any time. The money added will earn the same rate as the rest of the money in the fixed term.

NEW TERM: If you do not make changes when a participation term ends, your certificate will continue with your current selections when the new participation term begins 14 days later as long as the minimum invested for the participation term is $1,000. You will earn fixed interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday during the grace period. This will remain in effect for all future terms, unless we receive


60p     AMERIPRISE CERTIFICATES -- PROSPECTUS
instructions changing your selection before the term ends. The 2% withdrawal charge will apply when you start your new term during the grace period. Your notice may also tell us to change your interest selection or add to your certificate. You can arrange to make periodic additional investments at each participation term renewal. You can tell us to change your participation selection, add money to your renewing participation term, change your interest selection to remain in fixed interest, renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest, or withdraw part of your money. The change will be in effect for any future term unless we receive instructions from you changing your selection. To learn indexing information and the amount of interest (if any) at the end of a participation term, you can contact your financial advisor or call us.

HOW TO INVEST AND WITHDRAW FUNDS
BUYING YOUR CERTIFICATE

Your financial advisor can help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment and instructions, we will send you a confirmation showing the acceptance date, the initial interest rate for amounts invested at fixed interest, the date your participation term begins and the participation interest selection you have made, detailing your market participation percentage, instructions for participation terms and, if applicable, the minimum interest rate for your first term. After the beginning of each participation term that includes an additional investment sent to us by you, we will send you notice of the value of the S&P 500 Index on the day the term began. For a description of how we determine the fixed interest rate that initially applies to a new investment, see the paragraph on "Fixed interest" of "Interest" under "About the Certificate." For additional considerations, see "Purchase policies" below. The participation rates and maximum interest in effect at the time of movement from fixed-interest to a participation term will apply to those participation terms.

IMPORTANT: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     61p

PURCHASE POLICIES

- Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

- If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

- ACC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

HOW TO MAKE INVESTMENTS


 BY MAIL

Send your check, by regular or express mail, along with your name and account number to:
AMERIPRISE FINANCIAL
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474


 BY WIRE

If you have an established account, you may wire money to:
WELLS FARGO BANK MINNESOTA, N.A.
ROUTING NO. 091000019
MINNEAPOLIS, MN
ATTN: DOMESTIC WIRE DEPT.

GIVE THESE INSTRUCTIONS: Credit Ameriprise Financial Services Account #0000030015 for personal account # (your personal number) for (your name). Please be sure to include all 10 digits of the Ameriprise Financial Services account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs we incur, will be returned promptly.

- Minimum amount for each wire investment: $1,000.

- Wire orders can be accepted only on days when your bank, Ameriprise Financial and its affiliates and Wells Fargo Bank Minnesota, N.A. are open for business.



62p     AMERIPRISE CERTIFICATES -- PROSPECTUS

- Wire purchases are completed when wired payment is received and we accept the purchase.

- Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

- We are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

- You must pay for any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

- You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

- If you request a withdrawal, the dollars will be removed from credited fixed-interest first, then from principal in your fixed-interest subaccount, then from any renewing participation terms in the grace period, and then from principal in participation terms beginning with the most recent term start date and continuing with such subsequent terms in order of term start dates.

- You can withdraw the full value of your certificate by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

- Full and partial withdrawals may result in loss of interest, depending upon the timing of your withdrawal.

- You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000 or if it would reduce the amount in a participation term to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.


- ACC has adopted procedures that allow you, in certain circumstances, at your request, to receive the proceeds of your redemption "in-kind," meaning that you receive securities instead of cash. For more information contact your financial advisor.



PENALTIES FOR WITHDRAWAL FROM YOUR PARTICIPATION TERMS: If you withdraw money from a participation term, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $1,000, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner and for six months after the estate settlement has been processed by ACC. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 70 1/2.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     63p

During the temporary IRS waiver of minimum required distributions in 2009, we will continue to waive withdrawal penalties on withdrawals for IRA certificates if you are at least age 70 1/2 and if the distribution is calculated consistently with the minimum distribution rules that would have been applied in the absence of the temporary IRS waiver. See "Retirement Plans: Special Policies."


LOSS OF INTEREST: If you make a withdrawal from a participation term at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit participation interest only at the end of a term.

Withdrawals from the fixed-interest subaccount before the end of the certificate month (the monthly anniversary of the issue date of your certificate) will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month.

Following are examples describing a $2,000 withdrawal during a participation term and from a fixed-interest investment:


 PARTICIPATION TERM

Balance in participation term                 $10,000
Interest (interest is credited at
  the end of the term)                              0
Withdrawal of principal                        (2,000)
2% withdrawal penalty                             (40)
------------------------------------------------------------
Balance after withdrawal                      $ 7,960
------------------------------------------------------------


You will forfeit any accrued interest on the withdrawal amount.


 FIXED INTEREST SUBACCOUNT

Balance earning fixed interest                $10,000
Interest credited to date                         100
Withdrawal of credited interest                  (100)
Withdrawal of principal                        (1,900)
------------------------------------------------------------
Balance after withdrawal                      $ 8,100
------------------------------------------------------------


RETIREMENT PLANS: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

OTHER FULL AND PARTIAL WITHDRAWAL POLICIES

- If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

- If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

- Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).



64p     AMERIPRISE CERTIFICATES -- PROSPECTUS

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other currently offered Ameriprise Certificate or into another new or existing Ameriprise Financial Services account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another Ameriprise Financial Services account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER



 BY PHONE

Call us at one of the telephone numbers listed on the back cover.

- Maximum telephone withdrawal request: $100,000.

- Transfers into an Ameriprise Financial Services account with the same ownership.

- A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

- We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us instruction in writing.


 BY MAIL

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:
AMERIPRISE FINANCIAL
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

Written requests are required for:

- Withdrawals over $100,000.

- Pension plans.

- Custodial accounts where the minor has reached the age at which custodianship should terminate.

- Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.

- All owners must sign a written request if there was an address change within the last 30 days.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     65p

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS


 BY REGULAR OR EXPRESS MAIL

- Mailed to address on record; please allow seven days for mailing.

- Payable to name(s) listed on the account.

- The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.


 BY WIRE

- Minimum wire amount: $1,000.

- Request that money be wired to your bank.

- Bank account must be in same ownership as the ACC account.

- Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.

- Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.


 BY ELECTRONIC TRANSFER

- Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

- No charge.

- Deposited electronically in your bank account.

- Allow two to five business days from request to deposit.



66p     AMERIPRISE CERTIFICATES -- PROSPECTUS

AMERIPRISE INSTALLMENT CERTIFICATE

ABOUT THE CERTIFICATE

In this prospectus, "we," "us," "our," and "ours" refer to ACC, RiverSource Investments, RiverSource Service Corporation or Ameriprise Financial Services and "you," "your," and "yours" refer to the owner of the Certificate.

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Ameriprise Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Ameriprise Installment Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

INVESTMENT AMOUNTS

ACC offers the Ameriprise Installment Certificate for scheduled monthly purchase payment installments in any amount from $50 through $5,000 payable in U.S. currency, unless you receive prior approval from ACC to invest more. You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000. ACC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees. The principal amount is guaranteed by ACC.

VALUE AT MATURITY


Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash, less withdrawals, penalties and fees.




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RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

ACC declares and guarantees a fixed rate of interest for each three-month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

- applying the interest rate then in effect to your balance each day;

- adding these daily amounts to get a monthly total; and

- subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone numbers listed on the back cover.

RATES FOR NEW PURCHASES


ACC has complete discretion to determine whether to accept an application and sell a certificate. When your completed application is accepted, and we have received your initial investment, we will send you a confirmation showing the fixed rate that your investment will earn for the first three-month period, 0.25% as of the date of this prospectus.



This rate is set at the discretion of ACC and is effective until further notice.


Rates for new purchases are reviewed and may change weekly. The rate you receive will be the higher of:

- the rate in effect on the date your COMPLETED application is accepted by ACC and funds are received; or

- the rate in effect seven days prior to that date.




RATES FOR FUTURE PERIODS: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six



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days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period.


PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by Ameriprise Financial or its affiliates.

We also may offer different rates based on the amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.




These promotions will generally be for a specified period of time. If we offer a promotion, rates will be stated in the supplement to this prospectus.




HOW TO INVEST AND WITHDRAW FUNDS

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for New Purchases." See "Purchase policies" below.

IMPORTANT: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings." Once your account is set up, there are several convenient ways to make monthly investments.

PURCHASE POLICIES

- Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

- You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling us at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.



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- If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

- ACC has complete discretion to determine whether to accept an application and sell a certificate.

- If you make no investments for a period of at least six consecutive months and your principal is less than $500, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

HOW TO MAKE MONTHLY INVESTMENTS


 BY SCHEDULED INVESTMENT PLAN

Contact your financial advisor to set up one of the following scheduled plans:

- Bank authorization (automatic deduction from your bank account)

- Automatic payroll deduction

- Direct deposit of Social Security check

- Other plan approved by ACC

To cancel a bank authorization, you must instruct ACC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account. Bank authorization will automatically be stopped at maturity or full withdrawal.


 BY MAIL

Send your check, by regular or express mail, along with your name and account number to:
AMERIPRISE FINANCIAL
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

FULL AND PARTIAL WITHDRAWALS

- You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.



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- Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

- Full and partial withdrawals of principal in the first three years are subject to penalties, described below.

- You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.



- You may withdraw accumulated interest during any term without paying a surrender charge. A withdrawal of interest must be at least $100 and not reduce your certificate balance below $250.


- ACC has adopted procedures that allow you, in certain circumstances, at your request, to receive the proceeds of your redemption "in-kind," meaning that you receive securities instead of cash. For more information contact your financial advisor.



PENALTIES FOR EARLY WITHDRAWAL: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $250, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner and for six months after the estate settlement has been processed by ACC. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 70 1/2. During the temporary IRS waiver of minimum required distributions in 2009, we will continue to waive withdrawal penalties on withdrawals for IRA certificates if you are at least age 70 1/2 and if the distribution is calculated consistently with the minimum distribution rules that would have been applied in the absence of the temporary IRS waiver. See "Retirement Plans:
Special Policies."


When you request a full or partial withdrawal, we pay the amount you request:


- first from interest credited to your account,


- then from the principal of your certificate.

For example, assume this is your balance at the end of the second year:


Total investments                            $7,200.00
Interest credited                               488.61
------------------------------------------------------------
Total balance                                $7,688.61



If you request a $1,000 check, we would withdraw funds in this order:


Credited interest                            $  488.61
Withdrawal of principal                         511.39
------------------------------------------------------------
Total requested withdrawal                   $1,000.00






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In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn                           $511.39
Withdrawal penalty %                               2%
Withdrawal penalty                            $ 10.23


The total transaction would be:


Beginning balance                            $7,688.61
Credited interest withdrawn                    (488.61)
Principal withdrawn                            (511.39)
Withdrawal penalty (also from
  principal)                                    (10.23)
------------------------------------------------------------
Remaining balance                            $6,678.38
------------------------------------------------------------



LOSS OF INTEREST: Because we credit interest on your certificate's monthly anniversary, if you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

OTHER FULL AND PARTIAL WITHDRAWAL POLICIES

- If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

- If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

- Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other currently offered Ameriprise Certificate or into another new or existing Ameriprise Financial Services account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another Ameriprise Financial Services account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER


 BY PHONE

- Call us at one of the telephone numbers listed on the back cover.

- Maximum telephone withdrawal request: $100,000.



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- Transfers into an Ameriprise Financial Services account with the same ownership.

- A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

- We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us instruction in writing.


 BY MAIL

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:
AMERIPRISE FINANCIAL
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

Written requests are required for:

- Withdrawals over $100,000.

- Pension plans.

- Custodial accounts where the minor has reached the age at which custodianship should terminate.

- Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.

- All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS


 BY REGULAR OR EXPRESS MAIL

- Mailed to address on record; please allow seven days for mailing.

- Payable to name(s) listed on the account.

- The express mail delivery charges you pay will vary depending on the courier you select. This fee for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.


 BY WIRE

- Minimum wire amount: $1,000.

- Request that money be wired to your bank.

- Bank account must be in same ownership as the ACC account.

- Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.



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- Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.


 BY ELECTRONIC TRANSFER

- Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

- No charge.

- Deposited electronically in your bank account.

- Allow two to five business days from request to deposit.



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GENERAL INFORMATION

RETIREMENT PLANS: SPECIAL POLICIES

- If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of the certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's benefit under the plan is administered. These terms may differ from the terms of the certificate.

- If your certificate is held in a custodial or investment only retirement plan, special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the plan document or as otherwise provided in the plan document.

- The annual custodial fee for IRAs may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

- Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

- If applicable, we will waive withdrawal penalties on withdrawals for qualified retirement plan and IRA certificate accounts for your required minimum distributions.

- If your certificate is held in an IRA, special rules or fees, or both, may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, you will receive a distribution for the full value of your certificate. The distribution will be income taxable to you, and if applicable, subject to a 10% premature withdrawal penalty tax.

- If you withdraw all funds from your last account in an IRA at Ameriprise Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

- The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

WITHDRAWAL AT DEATH FOR AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE AND AMERIPRISE INSTALLMENT CERTIFICATE

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.



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TRANSFER OF OWNERSHIP

While this certificate is not negotiable, ACC will transfer ownership upon your written notification. However, if you have purchased your certificate for a 401(k) plan or other qualified retirement plan, or an IRA you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your financial advisor or call us at the telephone numbers listed on the back cover.

If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.

TAXES ON YOUR EARNINGS


Each calendar year we provide the certificate owners and the IRS with reports of all interest of $10 and above credited to certificate owners' accounts on Form 1099-INT, "Interest Income." Withdrawals are reported to certificate owners and the IRS on Form 1099-B, "Proceeds from Broker Transactions From Face Amount Certificates."


We also provide information on participation and minimum interest on the Ameriprise Market Strategy Certificate and the Ameriprise Stock Market Certificate when credited to owners' accounts, generally at the end of each certificate term, and fixed and interim interest accrued through the end of each calendar year. The manner in which such income is to be reported for tax purposes by a certificate owner will be based on the method of accounting that the owner uses in general to report income.

Under IRS regulations governing the tax treatment of debt instruments such as the Ameriprise Market Strategy Certificate and the Ameriprise Stock Market Certificate which provide for variable rates of interest, the certificate is treated as either a variable rate debt instrument (VRDI) or a contingent debt instrument (CDI). We believe there is a sound basis under these regulations to treat and report the certificate as a VRDI. Under the VRDI approach, full participation interest or partial participation together with minimum interest on the certificate would generally be treated as qualified stated interest that accrues over each term. However, there can be no guarantee that the certificate will not be treated as a CDI since, among other items, the regulations do not address an instrument with all the features of the certificate. If treated as CDI, interest would generally be taken into account for each term under a "noncontingent bond method," under which an owner would have taxable income to report under the rules similar to


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those for accruing original issue discount. For cash-basis owners, this could result in income having to be reported in advance of interest being credited to their accounts. There also could be differences in the character of income reported if the certificate were classified as a CDI rather than a VRDI.

The foregoing does not address the tax consequences of ownership of a certificate through an IRA, 401(k) or other tax qualified retirement plan account, or try to cover all tax consequences arising from the ownership of a certificate. It is possible that changes in tax laws or interpretations may result in changes to the foregoing descriptions. As always, before purchasing an Ameriprise Certificate, you should consult your own tax advisor as to all tax consequences of ownership of the certificate.

RETIREMENT ACCOUNTS

If these certificates are held in an IRA or other qualified plan account, certain income tax rules apply to withdrawals.

INCOME TAX WITHHOLDING: When you take a distribution from an IRA, 10% of the amount must be withheld for federal income taxes, generally unless you elect not to have the tax withholding apply. When you take a distribution from a qualified plan account, such as a 401(k), 20% of the amount must be withheld for federal income taxes unless the distribution is directly rolled over to another qualified plan or IRA.

TAX PENALTIES: In general, distributions from IRAs and other qualified plan accounts are also subject to an IRS 10% premature distribution penalty tax unless the distribution is made after age 59 1/2 or to your beneficiaries following your death, or you are disabled. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

These certificates may not be available for all types of retirement accounts.

YOUR TIN AND BACKUP WITHHOLDING

As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide and certify the correct TIN, you could be subject to backup withholding of 28% of your interest earnings and any withdrawals. You could also be subject to further penalties, such as:

- a $50 penalty for each failure to supply your correct TIN;

- a civil penalty of $500 if you make a false statement that results in no backup withholding; and



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- criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

For details on TIN requirements, ask your financial advisor or contact your local Ameriprise Financial Services office for federal Form W-9, Request for Taxpayer Identification Number and Certification. You also may obtain the form on the Internet at www.irs.gov.

HOW YOUR MONEY IS USED AND PROTECTED

INVESTED AND GUARANTEED BY ACC


ACC, a wholly-owned subsidiary of Ameriprise Financial, issues Ameriprise Certificates. ACC is the largest issuer of face-amount certificates in the
United States, with total assets of more than $   billion and a net worth in
excess of $   million on Dec. 31, 2008.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

- interest to certificate owners; and

- various expenses, including taxes, fees to RiverSource Investments for advisory and other services, distribution fees to Ameriprise Financial Services, selling agent fees to selling agents, custody fees to Ameriprise Trust Company, and transfer agent fees to RiverSource Service Corporation.

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because Ameriprise Certificates are securities, their offer and sale are subject to regulation under federal and state securities laws. Ameriprise Certificates are face-amount certificates. Each certificate is not a bank product, an equity investment, a form of life insurance or an investment trust.



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The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account. These investments back the value of all outstanding certificate accounts. Specifically, their amortized cost must exceed the required carrying value of the outstanding certificates by a prescribed amount. As of Dec. 31, 2008, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than the prescribed amount. We are required to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date. The amortized cost of an investment may not be equivalent to the market value of such investment. Therefore, if ACC sells investments it may receive less than amortized cost.


ACC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by ACC). ACC also has entered into a written understanding with the Minnesota Department of Commerce that ACC will maintain capital equal to 5% of the assets of ACC (less any loans on outstanding certificates). When computing its capital for these purposes, ACC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


The composition of the ACC portfolio at Dec. 31, 2008 was as follows:



TYPE OF INVESTMENT                               NET AMOUNT INVESTED
Mortgage and other asset backed securities                  %
Corporate and other bonds
Mortgage loans and other loans
Cash and cash equivalents
U.S. Government agency obligations
Preferred stocks





At Dec. 31, 2008 about 96% of our securities portfolio (including bonds and preferred stocks) is rated investment grade by Moody's and Standard & Poors (S&P) and approximately 3% of the portfolio is deemed investment grade based on RiverSource Investments' internal analysis, using criteria similar to those used by Moody's and S&P, when a public rating does not exist. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.


Most of our investments are on deposit with Ameriprise Trust Company, Minneapolis, although we also maintain separate deposits as required by certain


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states. Ameriprise Trust Company is a wholly-owned subsidiary of Ameriprise
Financial. Copies of our Dec. 31, 2008 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


INVESTMENT POLICIES

RiverSource Investments, LLC serves as ACC's investment manager and invests the assets in ACC's portfolio in accordance with ACC's investment policy and applicable law. The following policies currently govern RiverSource Investments' investment decisions:

DEBT SECURITIES

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The prices of bonds generally fall as interest rates increase, and rise as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The prices of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They experience greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Under normal circumstances, at least 85% of the securities in ACC's portfolio will be rated investment grade, or in the opinion of ACC's investment advisor will be the equivalent of investment grade. Securities that are subsequently downgraded in quality may continue to be held by ACC and will be sold only when ACC believes it is advantageous to do so.


At Dec. 31, 2008, ACC held about 4% of its investment portfolio in investments rated below investment grade.


PURCHASING SECURITIES ON MARGIN

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

COMMODITIES

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

UNDERWRITING

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we


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may be considered an underwriter (selling securities for others) under federal securities laws.

BORROWING MONEY

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

REAL ESTATE

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of ACC, will be less than 5% of ACC's assets.

LENDING SECURITIES

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of ACC's assets.

WHEN-ISSUED SECURITIES

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. ACC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect ACC's investment portfolio the same as owned securities.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     81p

FINANCIAL TRANSACTIONS INCLUDING HEDGES

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. ACC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with ACC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on ACC's ability to enter into financial transactions to manage the interest rate risk associated with ACC's assets and liabilities, but ACC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities.

ILLIQUID SECURITIES

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. ACC's investment adviser will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of ACC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, ACC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

FOREIGN INVESTMENTS

We may invest up to 10% of our assets in certain foreign securities as permitted by applicable Minnesota law. This excludes Canadian securities.

OTHER RESTRICTIONS

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.



82p     AMERIPRISE CERTIFICATES -- PROSPECTUS

GENERAL INFORMATION ON ACC AND

HOW IT OPERATES

RELATIONSHIP BETWEEN ACC AND AMERIPRISE FINANCIAL, INC.

ACC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, to American Express Certificate Company on April 26, 2000, and to Ameriprise Certificate Company on Aug. 1, 2005.

ACC files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before ACC was created, Ameriprise Financial (formerly known as American Express Financial Corporation and, before that, IDS Financial Corporation), our parent company, had issued similar certificates since 1894.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED

ACC authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. Ameriprise Financial owns all of the outstanding shares.


For the fiscal year ended Dec. 31, 2008, ACC had issued (in face amount)
$           of installment certificates and $           of single payment
certificates. At Dec. 31, 2008, ACC had issued (in face amount) $           of
installment certificates and $           of single payment certificates since
its inception in 1941.


SERVICE PROVIDERS

In connection with ACC's business of issuing and distributing certificates and managing the assets that back the certificates it utilizes a number of service providers. ACC has entered into agreements with several entities, all of which are affiliated with ACC, to provide asset management and administrative services, distribution, transfer agent services, and custody.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     83p

INVESTMENT MANAGEMENT AND SERVICES

Under the Investment Advisory and Services Agreement, RiverSource Investments acts as our investment advisor and is responsible for:

- providing investment research,

- making specific investment recommendations, and

- executing purchase and sale orders according to our policy of seeking to obtain the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with RiverSource Investments requires annual renewal by our board, including a majority of directors who are not interested persons of RiverSource Investments, Ameriprise Financial or ACC as defined in the federal Investment Company Act of 1940.

For its services, ACC pays RiverSource Investments a monthly fee, equal on an annual basis to a percentage of the net invested assets of ACC.

Net invested assets are determined using Generally Accepted Accounting Principles (GAAP) and include the following items:
- cash and cash equivalents;
- accounts receivable for interest and dividends and securities sold;
- accounts payables for invested assets purchased;
- securities available for sale (including any segregated assets);
- trading securities;
- purchased equity index options;
- written equity index options; and
- mortgages.


 INVESTMENT ADVISORY AND SERVICES FEE RATE

INCLUDED ASSETS                          PERCENTAGE OF NET INVESTED ASSETS
First $250 million                                     0.350%
Next $250 million                                      0.300
Next $500 million                                      0.250
Any amount over $1 billion                             0.200



The fee paid to RiverSource Investments for managing and servicing bank loans is 0.35% of the book value of the investment on an annual basis.


 INVESTMENT ADVISORY AND SERVICES FEE PAID FOR THE PAST THREE YEARS


YEAR                                                 TOTAL FEES
2008                                                      $
2007
2006






84p     AMERIPRISE CERTIFICATES -- PROSPECTUS

OTHER EXPENSES PAYABLE BY ACC: In addition to the investment management services described above, the Investment Advisory and Services Agreement also provides that ACC pays:

- costs incurred by ACC in connection with the acquisition, management, servicing or disposition of real estate mortgages, real estate or property improvement loans;

- taxes;

- depository and custodian fees incurred by ACC;

- brokerage commissions and charges in the purchase and sale of ACC's assets;

- fees and expenses for services not covered by other agreements and provided to ACC at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of RiverSource Investments;

- fees and expenses of ACC's directors who are not officers or employees of RiverSource Investments or its affiliates;

- provision for certificate reserves (interest accrued on certificate owner accounts);

- expenses of customer settlements not attributable to sales functions;

- transfer agency fees and expenses;

- filing fees and charges incurred by ACC in connection with filing documents with the State of Minnesota or its political subdivisions;

- organizational expenses paid by ACC; and

- expenses properly payable by ACC, approved by the ACC Board of Directors.

Under the Administration and Services Agreement between RiverSource Investments and Ameriprise Financial, RiverSource Investments delegates certain administrative and investment support services to Ameriprise Financial.

DISTRIBUTION

Under the Distribution Agreement between ACC and Ameriprise Financial Services (formerly American Express Financial Advisors Inc.), Ameriprise Financial Services receives compensation for the distribution of Ameriprise certificates as follows:

For AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE:

- For all terms except 7 and 13 months, 0.08% of the initial payment on the issue date of the certificate;

- For all terms except 7 and 13 month, 0.08% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date;

- For 7 month terms, 0.08% of the initial payment on the issue date of the certificate, 0.08% of the certificate's reserve at the beginning of the second



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     85p
  quarter from issue date of the certificate and 0.027% of the certificate's reserve at the beginning of the last month of the certificate term; and

- For 13 month terms, 0.032% of the initial payment on the issue date of the certificate, 0.032% of the certificate's reserve at the beginning of the second, third and fourth quarters from issue date and 0.011% at the beginning of the last month of the certificate term.

For AMERIPRISE INSTALLMENT CERTIFICATE:

- Monthly 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

For AMERIPRISE MARKET STRATEGY CERTIFICATE:

- 0.90% of the initial investment on the first day of the certificate's term, and

- 0.90% of the certificate's reserve at the beginning of each subsequent term.

For AMERIPRISE STOCK MARKET CERTIFICATE:

- 0.90% of the initial investment on the first day of the certificate's term, and

- 0.90% of the certificate's reserve at the beginning of each subsequent term.

THE DISTRIBUTION FEE IS NOT ASSESSED TO YOUR CERTIFICATE ACCOUNT.


Total distribution fees paid to Ameriprise Financial Services for all series of
certificates amounted to $           during the year ended Dec. 31, 2008.


See Note 1 to the financial statements regarding deferral of distribution fee expense.

In addition, ACC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, ACC may pay or permit other promotional incentives, in cash or credit or other compensation.

ACC's products are sold in the United States through a network of financial advisors who are either employees of or affiliated with Ameriprise Financial Services. Ameriprise Financial Services pays commissions to its financial advisors, and pays other selling expenses in connection with services to ACC. The financial advisors sell a range of investment products, both proprietary and non-proprietary, including products that may compete with certificates offered by ACC. Differences in the compensation structure associated with the various products that the financial advisors sell tend to create conflicts between the interests of the financial advisors' clients and the interests of the financial advisors themselves. These conflicts are mitigated by regulatory standards that govern the financial advisors' sales practices and Ameriprise Financial Services oversight of those sales practices. ACC's board of directors, including a majority of directors who are not interested persons of Ameriprise Financial Services or ACC, approved the Distribution Agreements.



86p     AMERIPRISE CERTIFICATES -- PROSPECTUS

TRANSFER AGENT

Under the Transfer Agency Agreement, RiverSource Service Corporation, a wholly-owned subsidiary of Ameriprise Financial, maintains certificate owner accounts and records. ACC pays RiverSource Service Corporation a monthly fee of one-twelfth of $20.00 per certificate owner account for this service.

CUSTODIAN


Under the Custody Agreement, Ameriprise Trust Company, a wholly-owned subsidiary of Ameriprise Financial, holds ACC's assets in custody for the benefit of ACC. ACC pays Ameriprise Trust Company fees based on the assets held in custody for ACC as well as per transaction charges for certain types of transactions and out-of-pocket expenses. The agreement authorizes Ameriprise Trust Company to enter into subcustodial arrangements with other banks. On Dec. 15, 2008, Ameriprise Trust Company entered into such subcustodial arrangements with JPMorgan Chase Bank, N.A.




                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     87p

DIRECTORS AND OFFICERS

ACC's sole shareholder, Ameriprise Financial, elects the board of directors that oversees ACC's operations. The board annually elects the chairman and ACC's executive officers for a term of one year. The president appoints the other executive officers.


We paid a total of $           during 2008 to directors not employed by
Ameriprise Financial.


INDEPENDENT BOARD MEMBERS*

NAME,                     POSITION HELD
ADDRESS,                  WITH ACC AND        PRINCIPAL OCCUPATIONS                              COMMITTEE
AGE                       LENGTH OF SERVICE   DURING PAST FIVE YEARS       OTHER DIRECTORSHIPS   MEMBERSHIPS
------------------------------------------------------------------------------------------------------------
Karen M. Bohn             Board member        President and CEO, Galeo     Alerus Financial      Audit
6620 Iroquois Trail       since 2001          Group LLC;                   Corp.,
Edina, MN 55439                               Independent business         Gander Mountain,
Born in 1953                                  consultant                   Otter Tail
                                                                           Corporation
------------------------------------------------------------------------------------------------------------
Rodney P. Burwell         Board member        Chairman, Burwell            TCF Financial         Audit
7901 Xerxes Avenue South  since 1999          Enterprise, Inc. since
Suite 201                                     2007;
Bloomington, MN 55431                         prior to that Chairman,
Born in 1939                                  Xerxes Corporation
                                              (fiberglass storage tanks)
------------------------------------------------------------------------------------------------------------
Jean B. Keffeler          Board member        Retired business                                   Audit
P.O. Box 1377             since 1999          executive
Livingston, MT 59047
Born in 1945
------------------------------------------------------------------------------------------------------------
Thomas R. McBurney        Chairman since      President, McBurney          The Valspar           Audit
4900 IDS Center           2005,               Management Advisors          Corporation
80 South Eighth Street    Board member                                     (coatings)
Minneapolis, MN 55402     since 1999
Born in 1938
------------------------------------------------------------------------------------------------------------


* Mr. Burwell, Ms. Keffeler and Mr. McBurney serve as directors of RiverSource Life Insurance Company of New York. Ms. Bohn serves as a director of Ameriprise Bank, FSB. RiverSource Life Insurance Company of New York and Ameriprise Bank, FSB are indirectly controlled by Ameriprise Financial or its affiliates.



88p     AMERIPRISE CERTIFICATES -- PROSPECTUS

BOARD MEMBER AFFILIATED WITH AMERIPRISE CERTIFICATE COMPANY**



                                    POSITION HELD
NAME,                               WITH ACC
ADDRESS,                            AND LENGTH OF   PRINCIPAL OCCUPATIONS                             COMMITTEE
AGE                                 SERVICE         DURING PAST FIVE YEARS     OTHER DIRECTORSHIPS    MEMBERSHIPS
-----------------------------------------------------------------------------------------------------------------
William F. Truscott                 Board member    President - U.S. Asset     None
53600 Ameriprise Financial Center   and President   Management and Chief
Minneapolis, MN 55474               since 2006      Investment Officer,
Born in 1960                                        Ameriprise Financial,
                                                    Inc. and President,
                                                    Chairman of the Board
                                                    and Chief Investment
                                                    Officer, RiverSource
                                                    Investments, LLC since
                                                    2005; Chairman of the
                                                    Board, Chief Executive
                                                    Officer and President,
                                                    RiverSource
                                                    Distributors, Inc. since
                                                    2006; Chief Executive
                                                    Officer and President,
                                                    RiverSource Fund
                                                    Distributors, Inc. since
                                                    2008; Senior Vice
                                                    President - Chief
                                                    Investment Officer,
                                                    Ameriprise Financial,
                                                    Inc. and Chairman of the
                                                    Board and Chief
                                                    Investment Officer,
                                                    RiverSource Investments,
                                                    LLC,  2001-2005
-----------------------------------------------------------------------------------------------------------------




   ** Interested person by reason of being an officer, director and/or employee of Ameriprise Financial or its affiliates.



                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     89p

EXECUTIVE OFFICERS




NAME,                     POSITION HELD
ADDRESS,                  WITH ACC AND        PRINCIPAL OCCUPATIONS                              COMMITTEE
AGE                       LENGTH OF SERVICE   DURING PAST FIVE YEARS       OTHER DIRECTORSHIPS   MEMBERSHIPS
------------------------------------------------------------------------------------------------------------
William F. Truscott       Board member        President - U.S. Asset       None
53600 Ameriprise          and President       Management and Chief
Financial Center          since 2006          Investment Officer,
Minneapolis, MN 55474                         Ameriprise Financial, Inc.
Born in 1960                                  and President, Chairman of
                                              the Board and Chief
                                              Investment Officer,
                                              RiverSource Investments,
                                              LLC since 2005; Chairman
                                              of the Board, Chief
                                              Executive Officer and
                                              President, RiverSource
                                              Distributors, Inc. since
                                              2006; Chief Executive
                                              Officer and President,
                                              RiverSource Fund
                                              Distributors, Inc. since
                                              2008; Senior Vice
                                              President - Chief
                                              Investment Officer,
                                              Ameriprise Financial, Inc.
                                              and Chairman of the Board
                                              and Chief Investment
                                              Officer, RiverSource
                                              Investments, LLC, 2001-
                                              2005
------------------------------------------------------------------------------------------------------------

Ross Palacios             Vice President
   Ameriprise Financial   and Chief
Center                    Financial Officer
Minneapolis, MN 55474     since 2009
Born in
------------------------------------------------------------------------------------------------------------

David K. Stewart          Vice President,     Vice President and
802 Ameriprise Financial  Controller          Controller, Ameriprise
Center                    and Chief           Financial and Ameriprise
Minneapolis, MN 55474     Accounting          Financial Services since
Born in 1953              Officer             2002
                          since 2004

------------------------------------------------------------------------------------------------------------




90p     AMERIPRISE CERTIFICATES -- PROSPECTUS

NAME,                     POSITION HELD
ADDRESS,                  WITH ACC AND        PRINCIPAL OCCUPATIONS                              COMMITTEE
AGE                       LENGTH OF SERVICE   DURING PAST FIVE YEARS       OTHER DIRECTORSHIPS   MEMBERSHIPS
------------------------------------------------------------------------------------------------------------
Jason Bartylla            Treasurer since     Director of
630 Ameriprise Financial  2008                Finance - Ameriprise
Center                                        Broker-Dealer Lead Finance
Minneapolis, MN 55474                         Office, Ameriprise
Born in 1972                                  Financial since 2007;
                                              Manager of Product
                                              Development and
                                              Management - Financial
                                              Planning, Products and
                                              Services, Ameriprise
                                              Financial, 2004-2007;
                                              Finance
                                              Manager - Ameriprise
                                              Financial, 2003-2004
------------------------------------------------------------------------------------------------------------

Michelle M. Keeley        Vice President -    Executive Vice
172 Ameriprise Financial  Investments         President - Equity and
Center                    since 2003          Fixed Income, Ameriprise
Minneapolis, MN 55474                         Financial, Inc. and
Born in 1964                                  RiverSource Investments,
                                              LLC since 2006; Senior
                                              Vice President - Fixed
                                              Income, Ameriprise
                                              Financial, Inc., 2002-2006
                                              and RiverSource
                                              Investments, LLC, 2004-
                                              2006
------------------------------------------------------------------------------------------------------------

Scott R. Plummer          Vice President,     Vice President and Chief
5228 Ameriprise           General             Counsel - Asset
Financial Center          Counsel and         Management, Ameriprise
Minneapolis, MN 55474     Secretary           Financial, Inc. since
Born in 1959              since 2005          2005; Chief Counsel,
                                              RiverSource Distributors,
                                              Inc. and Chief Legal
                                              Officer and Assistant
                                              Secretary, RiverSource
                                              Investments, LLC since
                                              2006; Vice
                                              President - Asset
                                              Management Compliance,
                                              Ameriprise Financial,
                                              Inc., 2004-2005; Senior
                                              Vice President and Chief
                                              Compliance Officer,
                                              USBancorp Asset
                                              Management, 2002-2004

------------------------------------------------------------------------------------------------------------




                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     91p

NAME,                     POSITION HELD
ADDRESS,                  WITH ACC AND        PRINCIPAL OCCUPATIONS                              COMMITTEE
AGE                       LENGTH OF SERVICE   DURING PAST FIVE YEARS       OTHER DIRECTORSHIPS   MEMBERSHIPS
------------------------------------------------------------------------------------------------------------
Eleanor T.M. Hoagland     Chief Compliance    Chief Compliance Officer,
100 Park Avenue           Officer             RiverSource Investments,
New York, NY 10017        since 2009          LLC since 2009; Chief
Born in 1951                                  Compliance Officer for
                                              each of the investment
                                              companies of the Seligman
                                              group of funds since 2004;
                                              Anti Money Laundering
                                              Prevention Officer and
                                              Identity Theft Prevention
                                              officer for each of the
                                              investment companies of
                                              the Seligman group of
                                              funds since 2008; Managing
                                              Director, J. & W. Seligman
                                              & Co. Incorporated and
                                              Vice-President for each of
                                              the investment companies
                                              of the Seligman group of
                                              funds, 2004-2008.
------------------------------------------------------------------------------------------------------------





The officers and directors as a group beneficially own less than 1% of the common stock of Ameriprise Financial.

ACC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.



92p     AMERIPRISE CERTIFICATES -- PROSPECTUS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The financial statements and schedules appearing in ACC's Annual Report (Form 10-K) for the year ended Dec. 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


ADDITIONAL INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this prospectus is modified or superseded by a statement in this prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this prospectus. The Annual Report on Form 10-K for the year ended Dec. 31, 2007 previously filed by ACC with the SEC under the Securities Exchange Act of 1934 is incorporated by reference into this prospectus.

ACC will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact us at 1-800-862-7919 and the address listed on the back cover of this prospectus. You can access this document at www.ameriprise.com/amp/individual/products/investing/certificates.asp.

AVAILABLE INFORMATION


This prospectus is part of a registration statement we file with the SEC. Additional information on ACC and Ameriprise certificates is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, information incorporated by reference is available on the EDGAR Database on the SEC's Internet site at www.sec.gov.




                                   AMERIPRISE CERTIFICATES -- PROSPECTUS     93p

APPENDIX

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest. Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings. C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, ACC will consider the financial condition of the issuer or the protection afforded by the terms of the security.



94p     AMERIPRISE CERTIFICATES -- PROSPECTUS

QUICK TELEPHONE REFERENCE

(800) 862-7919         AMERIPRISE FINANCIAL
                       Account value, cash transaction
                       information, current rate
                       information (automated response for
                       Touchtone(R) phones only)

(800) 862-7919         AMERIPRISE FINANCIAL
                       Withdrawals, transfers, inquiries

(800) 846-4852         TTY SERVICE
                       For the hearing impaired



AMERIPRISE CERTIFICATE COMPANY
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474
WEBSITE ADDRESS:
AMERIPRISE.COM

Distributed by
Ameriprise Financial Services, Inc.


Investment Company Act File #811-00002                          S-6000 AE (4/09)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

     The By-Laws of Ameriprise Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

     The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

N/A

Item 16. Exhibits and Financial Statement Schedules.

(a)  Exhibits

1 Distribution Agreement, dated Dec. 31, 2006, between ACC and Ameriprise Financial Services, Inc. filed electronically on or about Feb. 26, 2007 as
     Exhibit 1 to Registrant's Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 is incorporated by reference.

2    Not Applicable.

3(a) Amended and Restated Certificate of Incorporation of American Express
     Certificate Company, dated Aug. 1, 2005, filed electronically on or about March 10, 2006 as Exhibit 3(a) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

3(b) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective
     Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

4    Not Applicable.

5 An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

6 through 9 None.

10(a) Investment Advisory and Services Agreement, dated Dec. 31, 2006, between
     ACC and RiverSource Investments, LLC, filed electronically on or about Feb. 26, 2007 as Exhibit 10(a) to Registrant's Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 is incorporated by reference.

10(b) Administration and Services Agreement, dated Oct. 1, 2005, between
     RiverSource Investments, LLC and Ameriprise Financial, Inc. filed electronically on or about March 10, 2006 as Exhibit 10(s) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

10(c) Depositary and Custodial Agreement, dated Dec. 31, 2006, between ACC and
     Ameriprise Trust Company, filed electronically on or about Feb. 26, 2007 as
     Exhibit 10(c) to Registrant's Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 is incorporated by reference.

10(d) Transfer Agent Agreement, dated Dec. 31, 2006 between ACC and RiverSource
     Service Corporation filed electronically on or about Feb. 26, 2007 as
     Exhibit 10(e) to Registrant's Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 is incorporated by reference.

11 through 13 None

14(a) Code of Ethics under rule 17j-1 for Ameriprise Certificate Company, filed electronically as Exhibit 10 (p) (1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

14(b) Codes of Ethics under rule 17j-1 for ACC's investment advisor and principal underwriter to be filed by Amendment.

15 through 22 None

23 Consent of Independent Registered Public Accounting Firm: to be filed by Amendment.

24(a) Directors' Power of Attorney, dated Feb. 24, 2009, is filed electronically herewith as Exhibit 24(a) to Registrant's Post-Effective Amendment No. 38 to Registration Statement No. 2-95577.

24(b) Director's and Officer's Power of Attorney, dated Feb. 24, 2009, is filed electronically herewith as Exhibit 24(b) to Registrant's Post-Effective Amendment No. 38 to Registration Statement No. 2-95577.

24(c) Officers' Power of Attorney, dated Feb. 24, 2009, is filed electronically herewith as Exhibit 24(c) to Registrant's Post-Effective Amendment No. 38 to Registration Statement No. 2-95577.

25 through 27 None.

(b) The financial schedules for Ameriprise Certificate Company: to be filed by Amendment.

Item 17. Undertakings.

     Without limiting or restricting any liability on the part of the other, Ameriprise Financial Services, Inc., as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. Ameriprise Financial Services, Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of Ameriprise Financial Services, Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                  EXHIBIT INDEX

24(a) Directors' Power of Attorney, dated Feb. 24, 2009.

24(b) Director's and Officer's Power of Attorney, dated Feb. 24, 2009.

24(c) Officers' Power of Attorney, dated Feb. 24, 2009.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 4, 2009.

AMERIPRISE CERTIFICATE COMPANY


By: /s/ William F. Truscott
    ---------------------------------
    William F. Truscott
    President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on March 4, 2009.

Signature                               Capacity
---------                               --------


/s/ William F. Truscott                 President and Director
-------------------------------------   (Principal Executive Officer)
William F. Truscott


/s/ Ross Palacios                       Vice President and Chief Financial Officer
-------------------------------------   (Principal Financial Officer)
Ross Palacios


/s/ David K. Stewart                    Vice President, Controller and
-------------------------------------   Chief Accounting Officer
David K. Stewart                        (Principal Accounting Officer)


/s/ Rodney P. Burwell*                  Director
-------------------------------------
Rodney P. Burwell


/s/ Jean B. Keffeler*                   Director
-------------------------------------
Jean B. Keffeler


/s/ Thomas R. McBurney*                 Chairman and Director
-------------------------------------
Thomas R. McBurney


/s/ Karen M. Bohn*                      Director
-------------------------------------
Karen M. Bohn

* Signed pursuant to Directors' Power of Attorney, dated Feb. 24, 2009, filed electronically herewith as Exhibit 24(a), by:


By: /s/ Scott R. Plummer
    ---------------------------------
    Scott R. Plummer